EXHIBIT 99.1 – AMALGAMATION AGREEMENT

IC2E INTERNATIONAL, INC.

and

1284544 ALBERTA LTD.

and

IC2E INC.

AMENDED AND RESTATED AMALGAMATION AGREEMENT Dated as of November 30, 2006

TABLE OF CONTENTS

Section 1.1      Definitions

Section 1.2

Currency

Section 1.3

Interpretation Not Affected By Headings

Section 1.4

Number and Gender

Section 1.5

Date for Any Action

Section 1.6

Meanings

Section 1.7

Statutory References

Section 1.8

Knowledge

Section 1.9

Schedules

ARTICLE 2 THE AMALGAMATION

Section 2.1

Implementation Steps

Section 2.2

Meeting Documents

Section 2.3

Preparation of Filings

Section 2.4

Filing of Articles of Amalgamation

Section 2.5

Effect of the  Amalgamation

Section 2.6

No Fractional Securities

Section 2.7

Amalgamated Corporation

Section 2.8

Stated Capital

ARTICLE 3 RIGHTS OF DISSENT

Section 3.1

IC2E Dissent Rights

ARTICLE 4 CERTIFICATES

Section 4.1

Issuance of Certificates Representing III Shares and III Warrants

Section 4.2

Lost Certificates

Section 4.3

Extinguishment of Rights

Section 4.4

Withholding Rights

Section 4.5

Termination of Depositary

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF IC2E

Section 5.1

Organization and Standing

Section 5.2

Capitalization of IC2E

Section 5.3

Authority and No Violation

Section 5.4

Consents, Approvals

Section 5.5

Financial Statements, Reports

Section 5.6

Accounts Receivable

Section 5.7

Undisclosed Liabilities

Section 5.8

Property, Assets

Section 5.9

Real Property

Section 5.10

Leased Property Matters

Section 5.11

Personal Property Leases

Section 5.12

Litigation, Etc.

Section 5.13

Insurance

Section 5.14

Maintenance of Contracts

Section 5.15

Absence of Changes

Section 5.16

Tax

Section 5.17

Employment Matters

Section 5.18

Corporate Records

Section 5.19

Contracts

Section 5.20

Compliance with Laws - Permits

Section 5.21

Restrictions on Business Activities

Section 5.22

Environmental

Section 5.23

Intellectual Property

Section 5.24

Brokerage and Finders’ Fees

Section 5.25

Solvency of IC2E

Section 5.26

Not a Reporting Issuer

Section 5.27

Creditors of IC2E

Section 5.28

Non-Arm’s Length Contracts

Section 5.29

IC2E Information

Section 5.30

Survival of Representations and Warranties

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF III PARTIES

Section 6.1

Organization and Standing

Section 6.2

Capitalization

Section 6.3

Authority and No Violation

Section 6.4

Consents, Approvals

Section 6.5

Financial Statements, Reports

Section 6.6

Property, Assets

Section 6.7

Liabilities

Section 6.8

Litigation, Etc.

Section 6.9

Absence of Certain Changes or Events

Section 6.10

Employment Matters

Section 6.11

Corporate Records

Section 6.12

Contracts

Section 6.13

Compliance with Laws; Permits

Section 6.14

Restrictions on Business Activities

Section 6.15

Environmental

Section 6.16

Intellectual Property

Section 6.17

Brokerage and Finders’ Fees

Section 6.18

Reporting Status

Section 6.19

SEC Reports

Section 6.20

Securities Laws

Section 6.21

Registration Rights

Section 6.22

Solvency of Newco

Section 6.23

Creditors of Newco

Section 6.24

III Securities

Section 6.25

Restrictions on Trading

Section 6.26

Non-Arm’s Length Contracts

Section 6.27

III Information

Section 6.28

Tax Status

Section 6.29

Survival of Representations and Warranties

ARTICLE 7 COVENANTS AND AGREEMENTS

Section 7.1

Mutual Covenants

Section 7.2

Covenants of IC2E

Section 7.3

Covenants of III

Section 7.4

Access to Information

Section 7.5

Closing Matters

ARTICLE 8 CONDITIONS

Section 8.1

Mutual Conditions Precedent

Section 8.2

Additional Conditions Precedent to the Obligations of the III Parties

Section 8.3

Additional Conditions Precedent to the Obligations of IC2E

Section 8.4

Merger of Conditions

ARTICLE 9 AMENDMENT AND TERMINATION

Section 9.1

Amendment

Section 9.2

Termination

Section 9.3

Effect of termination

ARTICLE 10 INDEMNIFICATION

Section 10.1

Indemnification by the IC2E Shareholders

Section 10.2

Indemnification by III of IC2E

Section 10.3

Obligation to Reimburse

Section 10.4

Notice of Claim

Section 10.5

Direct Claims

Section 10.6

Third Party Claims

Section 10.7

Settlement of Third Party Claims

Section 10.8

Co-operation

Section 10.9

Exclusivity

ARTICLE 11 GENERAL

Section 11.1

Investigation

Section 11.2

Notices

Section 11.3

Assets and Liabilities

Section 11.4

Assignment

Section 11.5

Binding Effect

Section 11.6

Third Party Beneficiaries

Section 11.7

Waiver and Modification

Section 11.8

No Personal Liability

Section 11.9

Further Assurances

Section 11.10

Expenses

Section 11.11

Governing Law - Consent to Jurisdiction

Section 11.12

Entire Agreement

Section 11.13

Time of Essence

Section 11.14

Severability

Section 11.15

Counterparts

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT, as amended on the 15th day of January 2007, is made and restated as of the 30th day of November, 2006.

AMONG:

IC2E INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Colorado (hereinafter referred to as “III”)

OF THE FIRST PART

- and -

1284544 ALBERTA LTD., a corporation incorporated under the laws of the Province of Alberta (hereinafter referred to as “Newco”)

OF THE SECOND PART

- and -

IC2E Inc., a corporation incorporated under the laws of the Province of Alberta (hereinafter referred to as “IC2E”)

OF THE THIRD PART

WITNESSES THAT:

A.

WHEREAS the board of directors of IC2E has determined that the Amalgamation to be effected pursuant to this Agreement is advisable and in the best interests of IC2E and has approved the transactions contemplated by this Agreement and determined to recommend approval of the Amalgamation and the other transactions contemplated hereby to the IC2E Shareholders;

B.

AND WHEREAS in furtherance of the Amalgamation, the board of directors of IC2E has agreed to submit the IC2E Amalgamation Resolution in accordance with Section 183 of the ABCA to the IC2E Shareholders for approval;

C.

AND WHEREAS III, as the sole shareholder of Newco, intends to approve the Amalgamation, in accordance with the provisions of Section 183 of the ABCA;

D.

AND WHEREAS upon the Amalgamation becoming effective, the IC2E Shares and the IC2E Warrants will be exchanged for the corresponding III Shares and III Warrants and the Newco Shares will be exchanged for Amalco Shares in accordance with the provisions of this Agreement;

E.

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

DEFINITIONS AND INTERPRETATION

Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

“1933 Act” means the United States Securities Act of 1933, as amended;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

“ABCA” means the Business Corporations Act (Alberta), R.S.A. 2000 c. B-9, as amended;

“affiliate” has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

“Agreement” means this amalgamation agreement, including the schedules hereto;

“Amalco” means the corporation continuing from the Amalgamation upon the Effective Date under the name “IC2E”;

“Amalco Shareholders” means the holders of Amalco Shares;

“Amalco Shares” means the common shares in the capital of Amalco;

“Amalgamation” means the amalgamation of Newco and IC2E pursuant to Section 182 of the ABCA as provided for in this Agreement on the terms provided for in this Agreement;

“Appropriate Regulatory Approvals” means all of the rulings, consents, orders, exemptions, permits and other approvals of Governmental Entities required or necessary for the completion of the transactions provided for in this Agreement;

“Articles of Amalgamation” means the articles of amalgamation substantially in the form set forth as Schedule “C” in respect of the Amalgamation, to be sent to the Registrar, subject to the conditions of this Agreement;

“Business Day” means a day on which commercial banks are generally open for business in Calgary, Alberta other than a Saturday, Sunday or a day observed as a holiday in Calgary, Alberta under the Laws of the Province of Alberta or the federal Laws of Canada;

“Charter Documents” means, as applicable, the articles and by-laws, memorandum and articles of association or other similar constating documents of any body corporate;

“claims” means:

any suit, action, dispute, investigation, claim, arbitration, order, summons, citation, directive, ticket, charge, demand or prosecution, whether legal or administrative,

any other proceeding or

any appeal or application for review,

at law or in equity or before or by any Governmental Entity;

“Effective Date” means the date shown on the certificate of amalgamation issued by the Registrar pursuant to Subsection 185 of the ABCA giving effect to the Amalgamation;

“Effective Time” means 12:01 a.m. (Alberta time) on the Effective Date;

“Encumbrance” includes whether or not registered or recorded, any and all mortgages, liens, licenses, charges, security interests, pledges, conditional sales contracts, options or other rights to acquire any interest in any property, and any adverse claims or rights in any property;

“Governmental Entity” means any: (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

“IC2E” means IC2E Inc., a corporation incorporated under the ABCA;

“IC2E Amalgamation Resolution” means the special resolution of the IC2E Shareholders approving the Amalgamation, to be substantially in the form and content of Schedule “B” hereto;

“IC2E Debt” means all outstanding debt of IC2E as indicated in Schedule “E”;

“IC2E Disclosure Letter” means the letter dated November 15, 2006 from IC2E addressed to III containing details of as contemplated herein;

“IC2E Dissent Rights” has the meaning specified in ;

“IC2E Dissenting Shareholder” means an IC2E Shareholder who dissents from the IC2E Amalgamation Resolution in compliance with the IC2E Dissent Rights;

“IC2E Financial Statements” means the financial statements of IC2E as set forth in Schedule “3” to the Information Circular;

“IC2E Meeting” means the annual and special meeting of the IC2E Shareholders (including any adjournment(s) or postponements thereof) to be called and held for, the purpose of considering and, if deemed advisable, approving the Amalgamation;

“IC2E Shareholder Documents” means:

(a) where the IC2E Amalgamation Resolution is to be consented to in writing by all IC2E Shareholders, the IC2E Amalgamation Resolution, an information circular describing in sufficient detail the terms of and reasons for the Amalgamation, a waiver of the right to receive a proxy (if required) and such other documents as are deemed by IC2E to be desirable or necessary under the ABCA, the Securities Act and all other applicable Laws; or

(b) where the IC2E Amalgamation Resolution will be approved at the IC2E Meeting, the IC2E Notice of Meeting, a copy of the Amalgamation Agreement, an information circular describing in sufficient detail the terms of and reasons for the Amalgamation, an instrument of proxy and such other documents as are deemed by IC2E to be desirable or necessary under the ABCA, the Securities Act and all other applicable Laws;

“IC2E Shareholders” means the holders of the IC2E Shares;

“IC2E Shares” means the Class “A” common voting shares in the capital of IC2E;

“IC2E Warrants” means previously granted and outstanding warrants to purchase 1,715,415 IC2E Shares, each warrant entitling the holder thereof to purchase one additional IC2E Share at a price of $1.00 per share with an original expiry dates of September 14, 2006, October 3, 2006, and December 14, 2006 that have been extended by IC2E until December 31, 2007;

“III” means IC2E International, Inc., formerly known as The Madonna Corporation, a corporation existing pursuant to the provisions of the Colorado Corporate Code;

“III Financial Statements” means the audited financial statements of III as set forth in Schedule “2” to the Information Circular;

“III Parties” means collectively, III and Newco;

“III Shareholders” means the holders of III Shares;

“III Shares” means the Class “A” common shares in the capital of III;

“III Transfer Agent” means Holladay Stock Transfer, Inc. at its office in Scottsdale, Arizona;

“III Warrants” means 1,143,611 share purchase warrants of III, with each such warrant entitling the holder to acquire one III Share until December 31, 2007, at a price of $1.50 per share;

“Indemnification Expiry Time” means 4:30 p.m. (Calgary time) on that day of the month which is the same day of the month as the Effective Date, in the sixth calendar month following the calendar month in which the Effective Date occurs;

“Information Circular” means the management information circular of IC2E prepared in connection with the IC2E Meeting including the schedules attached thereto;

“Laws” means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority;

“Leases” has the meaning given to that term in ;

“Losses” means, in respect of any matter, all claims, demands, losses, damages, liabilities, deficiencies, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising as a consequence of that matter;

“Material Adverse Effect”, when used in connection with IC2E, Newco or III, means any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, prospects, operations or results of operations that is, or would be reasonably expected to be, material and adverse to its current or future business, operations, regulatory status, financial condition or results of operations, but shall, for greater certainty, exclude any change, effect, event or occurrence relating to the North American economy as a whole or securities markets in general;

“material fact” has the meaning ascribed thereto in the Securities Act;

“Material Contract” has the meaning given to that term in  and “Material Contracts” means every Material Contract of IC2E;

“misrepresentation” has the meaning ascribed thereto in the Securities Act;

“Notice of  Meeting” means the notice of the IC2E Meeting, if held, to be provided by IC2E to the IC2E Shareholders;

“Person” means and includes an individual, firm, sole proprietorship, partnership, joint venture, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative, Governmental Entity, or other entity, whether or not having legal status;

“Registrar” means the Registrar of Corporations or a Deputy Registrar of Corporations appointed under the ABCA;

“SEC” means the United States Securities and Exchange Commission;

“Newco” means 1284544 Alberta Ltd., a corporation incorporated pursuant to the provisions of the ABCA;

“Newco Amalgamation Resolution” means the special resolution of Newco, to be signed by III in its capacity as the sole holder of the Newco Shares, approving the Amalgamation, to be substantially in the form and content of Schedule “A” hereto;

“Newco Shares” means the common shares in the capital of Newco;

“Securities Act” means the Securities Act (Alberta), R.S.A., c.S-4, as amended;

“Subsidiary” has the meaning ascribed thereto in the ABCA;

“Tax” and “Taxes” means, with respect to any Person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes (including source withholdings in respect of income taxes, Canada Pension Plan and employment insurance premiums), payroll taxes, employment taxes, pension plan premiums, excise, severance, social security premiums, workers’ compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing;

“Tax Act” means the Income Tax Act, R.S.C. 1985, c.l. (5th Supplement), as amended;

“Tax Returns” means all returns, declarations, reports, information returns and statements filed or required to be filed with any taxing authority relating to Taxes; and

“Time of Closing” shall have the meaning ascribed to such term in  of this Agreement.

Currency

All amounts of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

Interpretation Not Affected By Headings

The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of the provisions of this Agreement.  The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and the schedules hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.  Unless the contrary intention appears, references in this Agreement to an article, section, subsection, paragraph, subparagraph, clause, subclause or schedule by number or letter or both refer to the article, section, subsection, paragraph, subparagraph, clause, subclause or schedule, respectively, bearing that designation in this Agreement.

Number and Gender

Unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing the use of any gender include all genders and words importing persons include firms and corporations and vice versa.

Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any party hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

Meanings

Words and phrases used herein and defined in the ABCA shall have the same meaning herein as in the ABCA, unless otherwise defined herein or the context otherwise requires.  Unless otherwise specifically indicated or the context otherwise requires, “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.  Defined terms defined in a particular Section and used only in the Article for that Section, are not repeated in .

Statutory References

Any reference in this Agreement to a statute or sections thereof include all regulations and rules made thereunder, all amendments to such statute, regulation or rule in force from time to time and any statute or regulation that supplements or supersedes such statute, regulation or rule.

Knowledge

Where the phrase “to the best of the knowledge” is used, such phrase shall mean, in respect of each representation and warranty or other statement which is qualified by such phrase, that such representation and warranty or other statement is being made based upon the collective knowledge of the senior officers of the party making the representation and warranty after having conducted an actual investigation as to the subject matter relating thereto, with the level of such investigation in each case being that of a reasonably prudent person investigating a material consideration in the context of a material transaction, and the use of such phrase herein shall constitute a representation and warranty by the party making the representation and warranty in each case that such investigation has been actually made.

Schedules

The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

Schedule “A”	-	Form of Newco Amalgamation Resolution
Schedule “B”	-	Form of IC2E Amalgamation Resolution
Schedule “C”	-	Articles of Amalgamation and By-laws of Amalco
Schedule “D”	-	IC2E Assets and Real Property
Schedule “E”	-	IC2E Debt
Schedule “F”	-	Material Contracts of IC2E
Schedule “G”	-	Intellectual Property Rights of IC2E
Schedule “H”	-	Material Contracts of III and Newco

THE AMALGAMATION

Implementation Steps

IC2E covenants in favour of III and Newco that IC2E shall either lawfully convene and hold the IC2E Meeting for the purpose of considering the IC2E Amalgamation Resolution or circulate the IC2E Amalgamation Resolution for signature by all of the IC2E Shareholders as soon as reasonably practicable and, in any event, no later than June 30, 3007, subject to adjournments or postponements, as may be agreed to by IC2E and III.

III covenants in favour of IC2E and Newco that III shall in its capacity as the sole shareholder of Newco sign the Newco Amalgamation Resolution as soon as reasonably practicable and, in any event, no later than June 30, 3007, or such other date as may be agreed to by IC2E and III, subject to satisfaction of the conditions set forth in  and  herein.

Meeting Documents

As soon as reasonably practicable, IC2E shall give to the IC2E Shareholders the IC2E Shareholder Documents required under the Securities Act, the ABCA and other applicable Laws.  III and IC2E shall give the other party timely opportunity to review and comment on all such documentation and all such documentation shall be reasonably satisfactory to III and IC2E, as the case may be, before it is distributed to the IC2E Shareholders.  As soon as reasonably practicable after the date hereof, IC2E shall cause the IC2E Shareholder Documents to be sent to each IC2E Shareholder.

Preparation of Filings

III and IC2E shall use their reasonable commercial efforts in:

the preparation of any application for the orders and the preparation of any documents reasonably to discharge their respective obligations under Canadian and United States federal, provincial, territorial or state securities Laws in connection with the Amalgamation and the other transactions contemplated hereby;

taking all such action as may be required under any applicable Canadian and United States federal, provincial, territorial or state securities Laws (including “blue sky laws”) in connection with the issuance of the III Shares, the III Warrants and any other securities issuable by III upon the exercise thereof in connection with the Amalgamation; and

the taking of all such action as may be required under the ABCA and the Securities Act in connection with the transactions contemplated by this Agreement,

provided, however, that, except as set forth herein, with respect to any Laws in the United States neither III nor IC2E shall be required to register or qualify as a foreign corporation, to file a prospectus or registration statement or similar document or to become subject to any continuous disclosure filings in the United States or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject.

Each of III and IC2E shall promptly furnish to the other all information concerning it and its securityholders as may be required to effect the actions described in  and the foregoing provisions of this , and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Amalgamation and the other transactions contemplated by this Agreement will contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

Each of III and IC2E shall promptly notify the other if at any time before or after the Effective Time it becomes aware that the IC2E Shareholder Documents or an application for an order described in this  contains any misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to any such documentation or such application.  In any such event, III and IC2E shall cooperate in the preparation of a supplement or amendment to the IC2E Shareholder Documents or related documentation or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the IC2E Shareholders or filed with the relevant regulatory authorities.

Filing of Articles of Amalgamation

Subject to the rights of termination contained in  hereof, subject only to IC2E Shareholders approving the IC2E Amalgamation Resolution, III approving the Newco Amalgamation Resolution, and such other conditions as set forth herein, IC2E and Newco shall jointly file with the Registrar the Articles of Amalgamation and such other documents as are required to be filed under the ABCA for acceptance by the Registrar to give effect to the Amalgamation, pursuant to provisions of the ABCA.

Effect of the  Amalgamation

On the Effective Date of the Amalgamation, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

IC2E and Newco shall amalgamate to form Amalco and shall continue as one company under the ABCA in the manner set out in  hereof and with the effect set out in Section 186 of the ABCA;

every one and one half (1.5) IC2E Shares issued and outstanding on the Effective Date (other than IC2E Shares held by Dissenting Shareholders to whom  applies) shall be exchanged for one (1.0) of an III Share;

every one and one half (1.5) IC2E Warrants issued and outstanding on the Effective Date shall be exchanged for one (1.0) of an III Warrant;

each issued and outstanding Newco Share shall be converted into one Amalco Share;

with respect to each IC2E Share exchanged in accordance with :

the holder thereof shall cease to be the holder of such IC2E Share and the name of such holder shall be removed from the register of holders of such IC2E Share;

the certificate (if any) representing such IC2E Share shall be deemed to have been cancelled as of the Effective Date; and

the holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange or transfer such securities;

with respect to each IC2E Warrant exchanged in accordance with :

the holder thereof shall cease to be the holder of such IC2E Warrant and the name of such holder shall be removed from the register of holders of such IC2E Warrant;

the certificate (if any) representing such IC2E Warrant shall be deemed to have been cancelled as of the Effective Date; and

the holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange or transfer such securities;

the articles and by-laws of Amalco shall be the articles and the by-laws substantially in the form set forth in Schedule “C”; and

in consideration for the issuance of each III Share to effect the Amalgamation, Amalco will issue to III one fully-paid and non-assessable Amalco Share for each III Share so issued,

provided that none of the foregoing shall occur or shall be deemed to occur unless all of the foregoing occurs.

No Fractional Securities

If an IC2E Shareholder is entitled pursuant to  to receive a fraction of an III Share, then in respect of such fraction the holder shall be entitled to receive one whole III Share, rounded up or down to the nearest whole number.  In calculating such fraction, all IC2E Shares held by a beneficial holder shall in each case be aggregated.

If an IC2E Warrantholder is entitled pursuant to  to receive a fraction of an III Warrant, then in respect of such fraction the holder shall be entitled to receive one whole III Warrant, rounded up or down to the nearest whole number.  In calculating such fraction, all IC2E Warrants held by a beneficial holder shall in each case be aggregated.

Amalgamated Corporation

Unless and until otherwise determined in the manner required by law, by Amalco or by its directors or the Amalco Shareholder or Amalco Shareholders, the following provisions shall apply:

Name.  The name of Amalco shall be “IC2E”;

Registered Office.  The municipality where the registered office of Amalco shall be located is Calgary.  The address of the registered office of Amalco shall be 1000 Canterra Tower, 400 - 3rd Avenue S.W., Calgary, Alberta T2P 4H2;

Business and Powers.  There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise;

Authorized Share Capital.  Amalco shall be authorized to issue an unlimited number of common shares and an unlimited number of preferred shares, issuable in series;

Share Restrictions.  The transfer of shares in the capital of Amalco shall be restricted in that no share shall be transferred without either (A) the consent of the directors of Amalco expressed by resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors, or (B) the consent of all Amalco Shareholders to which are attached more than 50% of the voting rights attaching to all shares for the time being outstanding entitled to vote at such time expressed by a resolution passed by such shareholders at a meeting duly called and constituted for that purpose or by an instrument or instruments in writing signed by all of such shareholders;

Number of Directors.  The number of directors of Amalco shall be not less than one and not more than 11 as the Amalco Shareholders may from time to time determine by special resolution or, if empowered to do so by special resolution, as the directors of Amalco may from time to time determine;

Initial Directors.  The initial directors of Amalco shall be as follows:

Tom Charlton

Dr. Michael Giuffre

James Haley
Steve Konopelky

Additional Directors.  The directors of Amalco may, between annual meetings, appoint one or more additional directors of Amalco to serve until the next annual meeting of Amalco but the number of additional directors is not at any time to exceed one-third (1/3) of the number of directors, who held office at the expiration of the last annual general meeting of Amalco; and

Auditor.  The appointment of an auditor shall be waived.

Stated Capital

The amount added to the stated capital in respect of the Amalco Shares issuable by Amalco pursuant to  shall be the aggregate of (i) the paid-up capital (within the meaning of the Tax Act), determined immediately before the Effective Time, of the Newco Shares converted into Amalco Shares pursuant to  and (ii) the paid-up capital (within the meaning of the Tax Act), determined immediately before the Effective Time, of the IC2E Shares converted into III Shares pursuant to .

RIGHTS OF DISSENT

IC2E Dissent Rights

An IC2E Shareholder may exercise rights of dissent with respect to the IC2E Shares held by such holder pursuant to and in the manner set forth in Section 191 of the ABCA (the “IC2E Dissent Rights”) in connection with the Amalgamation.  An IC2E Shareholder who duly exercises such IC2E Dissent Rights (including the sending of a written objection to IC2E) ceases to have any rights as an IC2E Shareholder other than the right to be paid the fair value of such holder’s IC2E Shares pursuant to Section 191 of the ABCA except in certain circumstances, including where:

such holder withdraws the notice of dissent, or

IC2E rescinds the IC2E Amalgamation Resolution.

In either of the circumstances described in  or , or if an IC2E Dissenting Shareholder is ultimately determined not to be entitled, for any reason, to be paid fair value for its IC2E Shares, an IC2E Shareholder shall be deemed to have participated in the Amalgamation, as of the Effective Time, on the same basis as a non-IC2E Dissenting Shareholder.

CERTIFICATES

Issuance of Certificates Representing III Shares and III Warrants

At or promptly after the Effective Time, III shall deposit with the III Transfer Agent, for the benefit of the IC2E Shareholders and IC2E Warrantholders who will receive III Shares and III Warrants, as applicable, in connection with the Amalgamation, certificates representing the number of III Shares and III Warrants that are issuable in connection with the Amalgamation.  Upon surrender to the III Transfer Agent for transfer to III of a certificate which immediately prior to or upon the Effective Time represented IC2E Shares or IC2E Warrants, as applicable, in respect of which the holder is entitled to receive III Shares or III Warrants, as applicable, in connection with the Amalgamation, and such other documents and instruments as would have been required to effect the transfer of the securities formerly represented by such certificate(s) under the ABCA and the by-laws of IC2E and such additional documents and instruments as the III Transfer Agent may reasonably require, the holder of such surrendered certificate(s) shall be entitled to receive in exchange therefor, and after the Effective Time the III Transfer Agent shall deliver to the holder, a certificate representing that number of III Shares or III Warrants, as applicable, which such holder has the right to receive and that number of IC2E Shares or IC2E Warrants, as applicable, so surrendered shall forthwith be cancelled; provided however, III may waive or vary the above requirements for any such holder to facilitate the exchange.  All original certificates for IC2E Shares or IC2E Warrants, as applicable, held on the books of IC2E, other than certificates for IC2E Shares held by an IC2E Dissenting Shareholder, will be delivered by IC2E to the III Transfer Agent on behalf of the applicable IC2E Shareholders and IC2E Warrantholders.  No dividends or distributions will be payable to holders of certificates in respect of IC2E Shares.  In the event of a transfer of ownership of IC2E Shares or IC2E Warrants that was not registered in the securities register of IC2E, then upon presentation of a certificate representing such IC2E Shares or IC2E Warrants, as applicable, to the III Transfer Agent as provided above, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid, the III Transfer Agent shall deliver to the transferee a certificate representing that number of III Shares or III Warrants, as applicable, which such transferee has the right to receive and that number of IC2E Shares or IC2E Warrants, as applicable, so surrendered shall forthwith be cancelled and a certificate representing the proper number of III Shares or III Warrants, as applicable, may be issued to the transferee.  Until surrendered, as contemplated by this , each certificate which immediately prior to or upon the Effective Time represented one or more IC2E Shares or IC2E Warrants, as applicable, that were exchanged or were deemed to be exchanged for III Shares or III Warrants, as applicable, pursuant to , shall be deemed at all times after the Effective Time, to represent only the right to receive upon such surrender a certificate or certificates representing that number of III Shares or III Warrants, as applicable, which such holder has the right to receive.

Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding IC2E Shares or IC2E Warrants, as applicable, that were exchanged pursuant to  shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof claiming such certificate to be lost, stolen or destroyed and provided such holder is registered on the books of IC2E as the holder of such certificate, the III Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more III Shares or III Warrants, as applicable, pursuant to .  When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the holder to whom certificates representing III Shares or III Warrants, as applicable, are to be issued shall, if required by III as a condition precedent to the issuance thereof, give a bond satisfactory to III and the III Transfer Agent in such sum as III may direct or otherwise indemnify III and the III Transfer Agent in a manner satisfactory to III and the III Transfer Agent against any claim that may be made against III, IC2E or the III Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

Extinguishment of Rights

Any certificate which immediately prior to the Effective Time represented outstanding IC2E Shares (other than certificates for IC2E Shares held by an IC2E Dissenting Shareholder who is ultimately entitled to be paid fair value of the IC2E Shares held by such IC2E Dissenting Shareholder) or IC2E Warrants, as applicable but was exchanged or was deemed to have been exchanged pursuant to , that has not been deposited with all other instruments required by  on or prior to the second anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as an III Shareholder or III Warrantholder, as applicable.  On such date, the III Shares (and any dividends or distribution with respect thereto) or III Warrants, as applicable to which the former holder of the certificate(s) referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to III, together with all entitlements to dividends, distributions and interest in respect thereof held for such former holder.  None of III, IC2E or the III Transfer Agent shall be liable to any Person in respect of any III Shares (or dividends and/or distribution) or III Warrants, as applicable, delivered to a public official pursuant to and in compliance with any applicable abandoned property, escheat or similar law.

Withholding Rights

III, IC2E and the III Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any III Shareholder or IC2E Shareholder such amounts as III, IC2E or the III Transfer Agent is required to deduct and withhold with respect to such payment under the Tax Act or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.  To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, III, IC2E and the III Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the non-cash consideration as is necessary to provide sufficient funds to IC2E, III or the III Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and III, IC2E or the III Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.  In the event that there is no market for III, IC2E or the III Transfer Agent to dispose of such non-cash consideration, the holder of IC2E Shares will not receive any of III Shares or any rights therein until it pays all taxes required in respect thereof or otherwise satisfies III, at its sole discretion, that such taxes do not need to be paid.

Termination of Depositary

Any III Shares that remain undistributed by the III Transfer Agent to former IC2E Shareholders 12 months after the Effective Date shall be delivered to III, upon demand therefor, and holders of certificates previously representing IC2E Shares who have not theretofore complied with  shall thereafter look only to III for payment of any claim to III Shares or dividends or distributions, if any, in respect thereof.

REPRESENTATIONS AND WARRANTIES OF IC2E

IC2E represents and warrants to and in favour of the III Parties as follows:

Organization and Standing

IC2E has been duly incorporated and is a valid and subsisting corporation under the provisions of the Laws of its jurisdiction of continuance or incorporation, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where, individually or in the aggregate, the failure to be so licensed or qualified would not have a Material Adverse Effect on IC2E

Capitalization of IC2E

The authorized share capital of IC2E consists of an unlimited number of IC2E Shares and unlimited number of Class “B” common non-voting shares (“Class “B” Shares”).  As of the date hereof, 13,769,810 IC2E Shares are issued and outstanding as fully paid and non-assessable shares, which IC2E Shares are held by the Persons as set out in the IC2E Disclosure Letter.  All the IC2E Shares were offered, issued and sold in compliance with applicable securities laws in distributions exempt from the prospectus and registration requirements of such securities laws, and all notices and filings in respect of such distributions have been made by IC2E within the time and within the manner required by the securities laws.  As of the date hereof, there are no Class “B” Shares or stock options issued and outstanding and IC2E has warrants entitling the holders thereof to acquire 1,715,417 IC2E Shares issued and outstanding as at the date hereof.

Except for the IC2E Warrants, IC2E does not have any outstanding agreements, subscriptions, warrants, options or commitments (pre-emptive, contingent or otherwise), nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating IC2E to offer, sell, repurchase or otherwise acquire, transfer, pledge or encumber any shares in the capital of IC2E, or other securities, nor are there outstanding any securities or obligations of any kind convertible into or exercisable or exchangeable for any capital stock of IC2E  There are no outstanding securities of IC2E in addition to IC2E Shares having the right to vote with IC2E Shareholders on any matter.

IC2E has not Subsidiaries and does not have any shares or other interests in any company or Person.  IC2E is not a party to any agreement or arrangement to acquire any shares or other interests in any other companies or Persons and is not a party to any agreement or arrangement to acquire or lease any other business operations.

As of the date hereof, there are no shareholder agreements, proxies, voting trusts, rights to require registration under securities Laws or other arrangements or commitments to which IC2E is a party or bound with respect to the voting, disposition or registration of any outstanding securities of IC2E

Authority and No Violation

IC2E has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein have been duly authorized by all necessary corporate action of IC2E  This Agreement has been duly executed and delivered by IC2E and constitutes a valid and binding obligation of IC2E, enforceable in accordance with its terms subject only to the following qualifications:

an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy; and

enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors’ rights.

None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

conflict with any of the terms, conditions or provisions of the Charter Documents of IC2E;

conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which IC2E is a party or by which they are bound or to which their property is subject, all as of the Effective Date;

result in the cancellation, suspension or alteration in the terms of any licence, permit or authority held by IC2E, or in the creation of any Encumbrance upon any of the assets of IC2E under any such agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any interest or rights, including rights of purchase, termination, cancellation or acceleration;

except in the case of clauses (ii) through (iv) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on IC2E or impair the ability of IC2E to perform its obligations hereunder or prevent or delay the consummation of any of the transactions contemplated hereby; and

The board of directors of IC2E at a meeting duly called and held or by written resolution has determined by unanimous approval that the transactions contemplated by this Agreement are fair to the IC2E Shareholders and in the best interests of IC2E and recommends that such IC2E Shareholders vote in favour of the transactions contemplated by this Agreement.

Consents, Approvals

No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required by or with respect to IC2E in connection with the execution and delivery of this Agreement by IC2E, the performance of its obligations hereunder or the consummation by IC2E of the transactions contemplated hereby other than: (a) the approval by the IC2E Shareholders of the IC2E Amalgamation Resolution, (b) such registrations and other actions required under federal, state, provincial, and territorial securities Laws as are contemplated by this Agreement, (c) any filings with the Registrar, and (d) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on IC2E or prevent or delay the consummation of any of the transactions contemplated hereby or impair IC2E’s ability to perform its obligations hereunder.

Financial Statements, Reports

The IC2E Financial Statements (including the notes thereto): (i) have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved, (ii) complied in all material respects with the requirements of applicable securities Laws, and (iii) fairly present the financial position, results of operations and cash flows of IC2E as of the dates thereof and for the periods covered thereby.

From December 31, 2005 to the date of this Agreement, there has been no change by IC2E in its accounting policies, methods, practices or principles.

Accounts Receivable

All accounts receivable in the IC2E financial statements for the year ended December 31, 2006 are bona fide and good and have been incurred in the ordinary course of business.  Subject to any allowances for doubtful accounts that have been reflected in such IC2E financial statements in accordance with generally accepted accounting principles, all accounts receivable are collectible at their full face value in the ordinary course of business without set-off or counterclaim.  None of the accounts receivables is due from an affiliate of IC2E or any employee of IC2E

Undisclosed Liabilities

IC2E has no material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, including without limitation liabilities for Taxes, or is a party to or bound by any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to the liabilities, obligations, indebtedness or commitments (whether accrued, absolute, contingent or otherwise) of any Person that are not disclosed in the IC2E financial statements for the year ended December 31, 2006 or disclosed in the Schedules to this Agreement, except for liabilities incurred in the ordinary course of business.

Property, Assets

Schedule “D” sets out all properties and assets of IC2E in excess of $25,000, in value or that are otherwise material to IC2E’s business and IC2E is the legal and beneficial owner of all such properties and assets.

Real Property

Schedule “D” contains a true, accurate and complete list of all real property at any time owned or controlled by IC2E or on which IC2E conducted its business, and of all leases and agreements in the nature of a lease for real property (including all renewals, assignments and subleases and agreements to lease in respect of any real property or appurtenances to which IC2E is a party (the “Leases”)) whether as lessor or lessee.  Schedule “D” sets out, in respect of each Lease, the parties thereto, its dates of execution and expiry, any options to renew, the locations of the leased lands and premises (the “Leased Property”) and the rent payable, and identifies those Leases that require the consent of the lessor on a change of control of IC2E  IC2E is not a party to, nor has agreed to enter into, any lease or agreement in the nature of a lease in respect of any real property or appurtenances, whether as lessor or lessee, other than the Leases.  IC2E occupies the Leased Property and has the exclusive right to use and occupy the Leased Property.

Leased Property Matters

The current uses of and the conduct of the business of IC2E on the Leased Property comply with all applicable Laws including those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws.

There is nothing owing in respect of the Leased Property by IC2E to any municipal corporation or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed.

No part of the Leased Property has been taken or expropriated by any competent Governmental Entity nor has any notice or proceeding in respect thereof been given or commenced.

Personal Property Leases

IC2E is not a party to any personal property leases, including equipment leases, chattel leases, rental agreements, conditional sales agreements and similar agreements relating to any of the assets of IC2E

Litigation, Etc.

There are no actions, suits, proceedings, investigations or outstanding claims or demands, instituted, pending, or, to the knowledge of IC2E, threatened against or affecting IC2E at law or in equity or before or by any Governmental Entity, nor is there any judgment, order, decree or award of any Governmental Entity having jurisdiction, obtained, pending or, to the knowledge of IC2E, threatened against IC2E and IC2E nor its respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree.

Insurance

IC2E has its assets insured against loss or damages as is appropriate to its business and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses and assets, and such insurance coverages are and will be continued in full force and effect to and including the Effective Date and no notice of cancellation or termination has been received and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder.

Maintenance of Contracts

Schedule “F” lists each contract or agreement between IC2E and any other Person which is material to the ownership, use or operation of the business, properties or assets of IC2E, and each such contract is in full force and effect and, to the best of the knowledge and belief of IC2E is valid, binding and enforceable against each of the parties thereto in accordance with its terms (subject only to the qualifications set out in  and  hereof) and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default.

Absence of Changes

Except as contemplated by this Agreement, since December 31, 2006, IC2E has carried on its business and conducted its operations and affairs only in the ordinary course of business and has not:

made or suffered any material adverse change;

suffered any damage, destruction or loss (whether or not covered by insurance) affecting its assets;

incurred any liability, obligation, indebtedness or commitment (whether accrued, absolute, contingent or otherwise, and whether due or to become due), other than unsecured current liabilities, obligations, indebtedness and commitments incurred in the ordinary course of business;

paid, discharged or satisfied any Encumbrance, liability, obligation, indebtedness or commitment (whether accrued, absolute, contingent or otherwise, and whether due or to become due) other than payment of accounts payable and Tax liabilities incurred in the ordinary course of business;

declared, set aside or paid any dividend or made any other distribution with respect to any of its outstanding shares or redeemed, repurchased or otherwise acquired, directly or indirectly any such shares;

issued or sold or entered into any agreement for the issuance or sale of any shares in the capital of or securities convertible into or exercisable for shares in the capital of IC2E;

suffered any labour trouble or disruption, including any strike or lock out, adversely affecting its business;

made or granted any licence, sale, assignment, transfer, disposition, pledge, mortgage, hypothec or security interest or other Encumbrance on or over any of its assets;

made any write-down of the value of any inventories or any write-off as uncollectible of any accounts receivable or any portion thereof;

cancelled any debts or claims or made any amendment, termination or waiver of any rights of value;

made any general increase in the compensation of employees (including, any increase pursuant to any employee plan or commitment), or any increase in any such compensation or bonus payable to any officer, employee, consultant or agent thereof (having an annual salary or remuneration in excess of $50,000) or the execution of any employment contract with any officer or employee (having an annual salary or remuneration in excess of $50,000), or the making of any loan to, or engagement in any transaction with, any employee, officer or director;

made any capital expenditures or commitments in excess of $50,000 in the aggregate other than expenditures or commitments set forth in the IC2E financial statements for the year ended December 31, 2006 or as otherwise approved by III in writing;

made any forward sales commitments other than in the ordinary course of business or any failure to satisfy any accepted order for goods or services;

made any change in its accounting, costing or tax practices;

made any change in its depreciation or amortization policies or rates;

made any change in the credit terms offered to customers of or by suppliers;

terminated, cancelled or modified in any material respect or received any notice of a request for termination, cancellation or modification in any material respect of any Material Contract; or

authorized or agreed to or otherwise committed to do any of the foregoing.

Tax

IC2E has timely filed, or caused to be filed, all Tax Returns required to be filed by it (all of which returns were correct and complete in all material respects), has timely paid, or caused to be paid, all Taxes due and payable by it, and has satisfied in full in all respects all Tax withholding, deposit and remittance requirements imposed on or with respect to IC2E and the IC2E financial statements for the year ended December 31, 2006 contain an adequate provision in accordance with Canadian generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements to the extent such Taxes have  not been paid, whether or not due and whether or not shown as being due on any Tax Returns.  IC2E has made adequate provision in accordance with Canadian generally accepted accounting principles in its books and records for any amount of Taxes material to IC2E and accruing in respect of any accounting period ending subsequent to the period covered by such financial statements.

IC2E has not received any written notification that any issue involving an amount of Taxes has been raised (and is currently pending) by the Canada Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including any sales tax authority, and no waivers of statutes of limitations or objections to any assessments or reassessments involving an amount of Taxes have been given, filed or requested with respect to IC2E  IC2E has not received any notice from any taxing authority to the effect that any Tax Return is being examined, and IC2E has no knowledge of any Tax audit or issue.  There are no proposed (but unassessed) additional Taxes applicable by IC2E and none has been asserted against IC2E  There are no Tax liens on, or statutory trusts in respect of, any assets of IC2E except for Taxes not yet due and payable.  IC2E has not received a refund of any Taxes to which it was not entitled.

IC2E has withheld from each payment made to any present or former employees, officers, consultants and directors and to all persons who are non-residents of Canada for the purposes of the Tax Act all amounts required by Law and have remitted such withheld amounts within the prescribed periods to the appropriate federal or provincial taxing authority.  IC2E has remitted all Canada Pension Plan contributions, Employment Insurance premiums, Employer Health Taxes and other Taxes payable by it and has or will have remitted such amounts to the proper taxing authority within the time required by applicable Law.  IC2E charged, collected and remitted on a timely basis all Taxes required by applicable Law (including, without limitation, Part IX of the Excise Tax Act (Canada) or the retail sales tax legislation of any province of Canada) on any sale, supply or delivery whatsoever, made by IC2E

Employment Matters

IC2E is not a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to any former or current director, officer, employee or consultant other than as required by applicable Laws for employees without agreements as to notice or severance.

IC2E is not a party to written or oral employment agreements or consulting agreements other than as disclosed to in the IC2E Disclosure Letter.

There are no complaints against IC2E before any employment standards branch or tribunal or human rights tribunal, nor, to the knowledge of IC2E, any complaints or any occurrence which might lead to a complaint under any human rights legislation or employment standards legislation.  There are no outstanding decisions or settlements or pending settlements under applicable employment standards legislation which place any obligation upon IC2E to do or refrain from doing any act.  Except for non-compliance that is not or would not result in a Material Adverse Effect on IC2E, IC2E is currently in full compliance with all workers’ compensation, occupational health and safety and similar legislation, including payment in full of all amounts owing thereunder, and there are no pending claims or outstanding orders against either of them under applicable workers’ compensation legislation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any such claim.

IC2E has complied in all material respects with all applicable Laws relating to employment in their businesses, including those relating to wages, hours, collective bargaining, occupational health and safety, employment standards, pay equity and workers’ compensation.  All salaries or wages, vacation pay (including banked vacation pay), bonuses, commissions, premiums for employment insurance, pension plan, premiums, and other employee benefit payments are accurately reflected and have been accrued in the books and records of IC2E and no salaries or wages are owing to any employee of the Company except for those salaries and wages accrued as of the date hereof at each employee’s current salary level or wage amount payable on the next scheduled pay period.

To the best of the knowledge of IC2E, no employee or consultant of IC2E is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s or independent contractor’s best efforts to promote the interests of IC2E  To the best of the knowledge of IC2E, no present or former employee or consultant of IC2E has violated any term of any employment contract, non-competition or non-solicitation agreement, patent or other proprietary information agreement or similar contract with, or any fiduciary duty in favour of, a former employer of such employee or consultant or any other third party.  IC2E has not received any notice from any third party alleging that such a violation has occurred.

No employee, director or officer of IC2E intends to terminate his or her relationship as an employee, consultant, director and/or officer of IC2E

IC2E has not, and is not, subject to any present or future obligation or liability under any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of the employees of the business, other than the Canada Pension Plan and other similar plans established pursuant to statute.

Corporate Records

The books and records of IC2E (including all books, records, files and papers of IC2E, including computer programs (including source codes and software programs), computer manuals, computer data, financial and Tax working papers, financial and Tax books and records, business reports, business plans and projections, sales and advertising materials, sales and purchases records and correspondence, trade association files, research and development records, lists of present and former customers and suppliers, personnel and employment records, minute and share certificate books, and all copies and recordings of the foregoing), fairly present and disclose the financial position IC2E as at the date of this Agreement and all financial transactions (except those contemplated by this Agreement) of IC2E have been accurately recorded are included in the books and records and have been accurately recorded.  The system of internal accounting controls is sufficient to provide reasonable assurances that transactions are executed in accordance with management’s general or specific authorization and that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets.

Contracts

All material written or oral contracts, agreements, guarantees, leases and executory commitments (each a “Material Contract”) to which IC2E is a party are listed in Schedule “F”, and IC2E is not in default or breach of any Material Contract and to the knowledge of IC2E no default or breach on the part of any other party to a Material Contract exists.

Compliance with Laws - Permits

IC2E is in compliance, and at all times has complied, with all applicable Laws other than non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on IC2E  No investigation or review by any Governmental Entity with respect to IC2E is pending or, to the knowledge of IC2E, is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IC2E

IC2E is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to lawfully carry on its businesses as they are now being conducted (collectively, the “IC2E Permits”), except where the failure to be in possession of such IC2E Permits would not, individually or in the aggregate, have a Material Adverse Effect on IC2E, and there is no action, proceeding or investigation pending or, to the knowledge of IC2E, threatened regarding any of the IC2E Permits which would have a Material Adverse Effect on IC2E  IC2E is not in conflict with, or in default or violation of any of the IC2E  Permits, except for any such conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IC2E

Restrictions on Business Activities

There is no agreement, judgment, injunction, order or decree binding upon IC2E that has or could be reasonably expected to have the effect of prohibiting, restricting or materially impairing any business practice of IC2E, acquisition of property by IC2E or the conduct of business by IC2E as currently conducted or proposed to be conducted.

Environmental

IC2E has been and is in Material compliance with all Laws, including orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency (the “Environmental Laws”) relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any hazardous, corrosive or toxic substances or materials, special wastes, wastes or any other substances, the storage, disposal, discharge, treatment, remediation or release into the environment of which is prohibited, controlled or regulated (“Hazardous Substances”).

IC2E has obtained all Permits under Environmental Laws (the “Environmental Permits”) required for the operation of the Business.  Each Environmental Permit is valid, subsisting and in good standing and IC2E is not in Material default or breach of any Environmental Permit and no proceeding is pending or, to the knowledge of the IC2E, threatened, to revoke or limit any Environmental Permit.

IC2E has never received any notice of, nor been prosecuted for an offence alleging non-compliance with any Environmental Laws, and it has not settled any allegation of non-compliance short of prosecution.  There are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the business or any of the assets of IC2E, nor has IC2E received notice of any of such orders or directions.

IC2E has not caused or permitted, and it has no knowledge of, the release, in any manner whatsoever, of any hazardous substance on or from any of the assets or any property or facility that owned or previously owned or leased by IC2E, except in accordance with Environmental Laws, or any such release on or from a facility owned or operated by third parties but with respect to which IC2E is or may reasonably be alleged to have liability.  All hazardous substances used by IC2E or resulting from its business have been disposed of, treated and stored in compliance with all Environmental Laws.

IC2E has not received any notice that it is potentially responsible for any clean-up or corrective action under any Environmental Laws at any site or any request for information in connection with any federal, provincial, municipal or local inquiries as to disposal sites.

True, accurate and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to IC2E or to any facility or property which IC2E has at any time owned, occupied, leased, managed or controlled or in which it has at any time had a legal or beneficial interest, that were commissioned by or for IC2E or that are in the possession or control of IC2E, have been provided to III.

IC2E has not failed to report to the proper Governmental Authority the occurrence of any event which is required to be so reported by any Environmental Law.

Intellectual Property

IC2E, directly or indirectly, owns, licenses or otherwise has legally enforceable rights to use, or can acquire on reasonable terms and without material expense, all patents, patent rights, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software and applications and tangible or intangible proprietary information or materials, that are material to and used in the business of IC2E as presently conducted (the “IC2E Intellectual Property Rights”).  A summary of the IC2E Intellectual Property Rights is set forth in the Schedule “G”.

In the case of IC2E Intellectual Property Rights owned by IC2E, IC2E owns such IC2E Intellectual Property Rights free and clear of any Encumbrances.  IC2E has an adequate right to the use of the IC2E Intellectual Property Rights or the material covered thereby in connection with the services or products in respect of which such IC2E Intellectual Property Rights are being used.  IC2E has not received any written notice or claim, nor has it received any other information, stating that the manufacture, sale, licensing, or use of any of the services or products of IC2E as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by IC2E or any of their subsidiaries in the ordinary course of their business as presently conducted or proposed to be conducted infringes on any copyright, patent, trade mark, service mark or trade secret of a third party where such infringement would have a Material Adverse Effect on IC2E  IC2E has not has received any written notice or claim, nor has it received any other information, stating that the use by IC2E of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications used in the business of IC2E as presently conducted or proposed to be conducted infringes on any other Person’s trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications, where such infringement would have a Material Adverse Effect on IC2E  IC2E has not received any written notice or claim, nor has it received any other information, challenging the ownership by IC2E or the validity of any of the IC2E Intellectual Property Rights.  All registered patents, trademarks, service marks and copyright held by IC2E are subsisting, except to the extent any failure to be subsisting would not have a Material Adverse Effect on IC2E  To the knowledge of IC2E, there is no material unauthorized use, infringement or misappropriation of any of the IC2E Intellectual Property Rights by any third party, including any employee or former employee of IC2E  No IC2E Intellectual Property Right is subject to any known outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by IC2E or any of their subsidiaries, except to the extent any such restriction would not have a Material Adverse Effect on IC2E

Brokerage and Finders’ Fees

Neither IC2E nor any shareholder, director, officer or employee thereof, has incurred or will incur on behalf of IC2E, any brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby.

Solvency of IC2E

There are no reasonable grounds for believing that IC2E is not able to pay its liabilities as they become due and, at the time of the consummation of the Amalgamation, will be able to pay its liabilities as they become due.  There are reasonable grounds for believing that the realizable value of Amalco’s assets will, immediately after the consummation of the Amalgamation, not be less than the aggregate of its liabilities and the stated capital of all classes of shares.

Not a Reporting Issuer

IC2E is not a “reporting issuer” or the equivalent thereof under the securities legislation of any jurisdiction within Canada or the United States and the IC2E Shares are not listed and posted for trading on any stock exchange.

Creditors of IC2E

IC2E has reasonable grounds for believing that no creditor of IC2E will be prejudiced by the Amalgamation.

Non-Arm’s Length Contracts

Except as disclosed in the IC2E Financial Statements, IC2E is not a party to any contract or agreement with any officer, director, principal, shareholder or any Person not dealing at arm’s length (within the meaning of the Tax Act) with any of the foregoing.

IC2E Information

IC2E has fully made available to III and its advisers all of the information that they have requested for deciding whether to complete the transactions contemplated in this Agreement and all information relating to IC2E and its subsidiaries which IC2E reasonably believes is necessary to enable III to make such a decision.  None of the foregoing representations, warranties and statements of fact and no other statement furnished by or on behalf of IC2E to III or its advisers in connection with the negotiation of the transactions contemplated by this Agreement, contain in respect of IC2E any untrue statement of a material fact or omit to state any material fact necessary to make such statement or representation not misleading to a prospective purchaser of securities of IC2E seeking full information as to IC2E and its properties, financial condition, prospects, businesses and affairs.

Survival of Representations and Warranties

The representations and warranties of IC2E contained in this Agreement shall be true at the Time of Closing as though they were made by IC2E at the Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement in full force and effect for a period of one year.  Notwithstanding the foregoing a claim for any breach of any of the representations and warranties contained in this Agreement involving fraud or a fraudulent misrepresentation by IC2E may be made at any time following the Time of Closing against IC2E subject only to applicable limitation periods imposed by law.

REPRESENTATIONS AND WARRANTIES OF III PARTIES

Each of III and Newco jointly and severally represents and warrants to and in favour of IC2E as follows:

Organization and Standing

III has been duly incorporated and is a valid and subsisting corporation under the provisions of the Laws of its jurisdiction of continuance or incorporation, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where, individually or in the aggregate, the failure to be so licensed or qualified would not have a Material Adverse Effect on III.

III has no subsidiaries as of the date hereof other than Newco and shall have no subsidiaries as of the Effective Date other than Newco.

Capitalization

The authorized share capital of III consists of an unlimited number of III Shares and an unlimited number of preferred shares, issuable in series (“III Preferred Shares”).  As of the date hereof, 12,224,000 III Shares and no III Preferred Shares are issued and outstanding and, after giving effect to the cancellation of 4,000,000 III Shares pursuant to Section 8.1(i) there will be 8,240,000 III Shares issued and outstanding.  All of such issued and outstanding shares are fully-paid and non-assessable.  All of the III Shares were offered, issued and sold in compliance with applicable securities laws, and all notices and filings in respect of such distributions have been made by III within the time periods and in the manner required by applicable securities laws.

The authorized share capital of Newco consists of an unlimited number of Newco Shares.  As of the date hereof, one Newco Share is issued and outstanding and owned by III free and clear of all Encumbrances.  Such Newco Share is outstanding as fully-paid and non-assessable and was offered, issued and sold in compliance with applicable securities laws in a distribution exempt from the prospectus and registration requirements of all securities laws and all notices and filings in respect of such distribution have been made by Newco within the time periods and in the manner required by applicable securities laws.

Neither III nor Newco has any outstanding agreements, subscriptions, warrants, options or commitments (pre-emptive, contingent or otherwise), nor has III or Newco granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating III or Newco to offer, issue, sell, repurchase or otherwise acquire, transfer, pledge or encumber any shares in the capital of III or Newco, or other securities, nor are there outstanding any securities or obligations of any kind convertible into or exercisable or exchangeable for any capital stock of III or Newco.  There are no outstanding bonds, debentures or other evidences of indebtedness of III or Newco having the right to vote (or that are exchangeable or convertible for or exercisable into securities having the right to vote) with the III Shareholders or holder of Newco Shares.

III does not have any shares or other interests in any company or Person other than Newco.  Neither III nor Newco is a party to any agreement or arrangement to acquire any shares or other interests in any other companies or Persons and is not a party to any agreement or arrangements to acquire or lease any other business operations.

As of the date hereof, there are no shareholder agreements, proxies, voting trusts, rights to require registration under securities Laws or other arrangements or commitments to which III or Newco is a part or bound with respect to the voting, disposition or registration of any outstanding securities of III or Newco.

Authority and No Violation

Each of the III Parties has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein have been, or prior to the completion of the Amalgamation, will be duly authorized by all necessary corporate action of the III Parties.  This Agreement has been duly executed and delivered by each of the III Parties and constitutes a valid and binding obligation of each of the III Parties, enforceable in accordance with its terms subject only to the following qualifications:

an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy; and

enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors.

None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

conflict with any of the terms, conditions or provisions of the Charter Documents of III or Newco;

conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which either of the III Parties is a party or by which it is bound or to which its property is subject, all as of the Effective Date; or

result in the cancellation, suspension or alteration in the terms of any licence, permit or authority held by III or Newco, or in the creation of any lien, charge, security interest or encumbrance upon any of the assets of III or Newco under any such agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any interest or rights, including rights of purchase, termination, cancellation or acceleration, except in the case of clauses (i) and (ii) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on III or Newco or impair the ability of the III Parties to perform their obligations hereunder or prevent or delay the consummation of any of the transactions contemplated hereby.

Consents, Approvals

No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required by or with respect to either of the III Parties in connection with the execution and delivery of this Agreement by the III Parties, the performance of their obligations hereunder or the consummation by the III Parties of the transactions contemplated hereby other than: (a) such registrations and other actions required under federal, state, provincial, and territorial securities Laws as are specifically contemplated by this Agreement; (b) any filings with the Registrar; and (c) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on III or Newco or prevent or delay the consummation of any of the transactions contemplated hereby or impair the ability of either III Party to perform its obligations hereunder.

Financial Statements, Reports

The III Financial Statements (including the notes thereto):  (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the period involved, (ii) complied in all material respects with the requirements of the 1933 Act and the 1934 Act and with all other applicable federal, state and provincial securities laws, and (iii) fairly present, the consolidated financial position, results of operations, the changes in its financial position and cash flows of III as of the respective dates thereof and for the respective periods covered thereby.  No information has come to the attention of III since the date that such financial statements were issued that would or would reasonably be expected to require any restatement or revision of such financial statements.

Since incorporation, there has been no change by III in its accounting policies, methods, practices or principles.

Property, Assets

Each of the III Parties is the legal and beneficial owner of the properties and assets as disclosed in the III Financial Statements as being owned by it with good and marketable title thereto free and clear of material Encumbrances, with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or other encumbrance of any kind or nature whatsoever, except as disclosed in writing to IC2E, and no Person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase of any of the shares of Newco.

Liabilities

Except as disclosed or reflected in the III Financial Statements or as reasonably incurred in the ordinary course of III’s business since June 30, 2006, III has no liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by United States generally accepted accounting principles to be reflected on a balance sheet of III) that have constituted or would be reasonably likely to constitute a Material Adverse Effect.  Without limiting the generality of the foregoing provisions of this , III has not committed to make any capital expenditures, nor have any capital expenditures been authorized by III at any time since incorporation except in connection with the Amalgamation.

Litigation, Etc.

There are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of III or Newco, instituted, pending or, to the knowledge of III and Newco, threatened against or affecting III or Newco, at law or in equity or before or by any Governmental Entity, or before any arbitrator, nor is there any judgment, order, decree or award of any Governmental Entity having jurisdiction, obtained, pending or, to the knowledge of III or Newco, threatened, against III or Newco, and neither III, Newco nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree.

Absence of Certain Changes or Events

III has no existing contracts with any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of III or Newco.

Since June 30, 2006, III has: (i) not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and neither III nor Newco has disposed of any of its properties or assets or incurred any material indebtedness except as disclosed in writing to IC2E or in connection with the Amalgamation; or (ii) made or suffered any change or changes in its financial condition, assets, liabilities or business which, singularly or in the aggregate, have a Material Adverse Effect or would have a Material Adverse Effect on its financial condition, assets, liabilities or business as currently or proposed to be conducted, except as reasonably required to facilitate completion of the Amalgamation.

III and Newco have carried on their respective businesses and conducted its operations and affairs only in the ordinary course of business.

Employment Matters

Neither III nor Newco has any employees or is a party to any written or oral employment agreements or understandings with respect to the employment of any Person.

Neither III nor Newco is a party to written or oral employment agreements or consulting agreements with any Person.

Corporate Records

The corporate records and minute books of III and Newco as required to be maintained by them under the Laws of their respective jurisdictions of incorporation are up-to-date, in all material respects, and contain complete and accurate minutes of all meetings of shareholders and the board of directors and any committees thereof and all resolutions consented to in writing.

Contracts

There are no material written or oral contracts, agreements, guarantees, leases and executory commitments to which III or Newco is a party or is bound.

Compliance with Laws; Permits

Each of III and Newco is in compliance, and at all times has complied, with all applicable Laws other than non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on III on a consolidated basis.  No investigation or review by any Governmental Entity with respect to III or Newco is pending in existence or, to the knowledge of III or Newco, pending or threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on III on a consolidated basis.

III and Newco are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to lawfully carry on their businesses as they are now being conducted (collectively, the “III Permits”), except where the failure to be in possession of such III Permits would not, individually or in the aggregate, have a Material Adverse Effect on III on a consolidated basis, and there is no action, proceeding or investigation pending or, to the knowledge of III or Newco, threatened regarding any of the III Permits which would have a Material Adverse Effect on III on a consolidated basis.  III and Newco are not in conflict with, or in default or violation of any of the III Permits, except for any such conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on III on a consolidated basis.

Restrictions on Business Activities

There is no agreement, judgment, injunction, order or decree binding upon III or Newco that has or could be reasonably expected to have the effect of prohibiting, restricting or materially impairing any business practice of III or Newco, any acquisition of property by III or Newco or the conduct of business by III or Newco as currently conducted or proposed to be conducted.

Environmental

To the best knowledge of III and Newco after due inquiry:

there is no environmental liability, or any factor likely to give rise to any environmental liability, affecting any of the properties of III or Newco that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect upon III on a consolidated basis; and

neither III nor Newco has violated or infringed any environmental Law now in effect nor has any such entity violated or infringed any then current environmental Law as applied at that time.

Intellectual Property

III and Newco do not, directly or indirectly, own, license or otherwise use any patents, patent rights, trademarks, trade names, service marks, copyrights or any applications therefor, technology, know-how, computer software and applications or tangible or intangible proprietary information or materials.

Brokerage and Finders’ Fees

Neither III nor Newco nor any shareholder, director, officer or employee thereof, has incurred or will incur on behalf of III or Newco, any brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby.

Reporting Status

III is not a “reporting issuer” or the equivalent thereof under the securities legislation of any jurisdiction within Canada.  III is a registrant with the SEC under Section 12(g) of the 1934 Act, and has been so registered since March 13, 2003.  III has duly and timely filed all documents required to be filed by it under applicable securities and corporate Laws with the Securities and Exchange Commission and with all applicable regulatory authorities and is not in breach of any applicable securities Laws.  The III Shares are not listed and posted for trading on any stock exchange.

SEC Reports

III has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof.  Such reports required to be filed by III under the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, as of their respective dates, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and no such filing, when filed by III, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Securities Laws

III shall issue the III Shares and the III Warrants pursuant to the Amalgamation in compliance with the exemptions from registration provided by Regulation D or Regulation S, each as promulgated under the 1933 Act, and in compliance with all applicable Canadian securities Laws.  The III Shares and the III Warrants when issued will be restricted securities within the meaning of Rule 144 under the 1933 Act and may be resold only pursuant to registration under the 1933 Act or an applicable exemption therefrom.  The III Shares and III Warrants, when issued will be restricted from trading and may be resold 4 months and a day following the date III becomes a reporting issuer in a jurisdiction in Canada or pursuant to an applicable prospectus exemption.

Registration Rights

III acknowledges that it is the intent of the parties that the III Shares and the III Warrants be free-trading following closing, and that III has agreed to file with the SEC and cause to be declared effective a registration statement on Form SB-2 covering all of the III Shares and III Shares underlying the III Warrants as further set out in  of this Agreement.

Solvency of Newco

There are no reasonable grounds for believing that Newco is unable to pay its liabilities as they become due and, at the time of the consummation of the Amalgamation, will be able to pay its liabilities as they become due.

Creditors of Newco

III and Newco have no reasonable grounds for believing that any creditors of Newco will be prejudiced by the Amalgamation.

III Securities

The III Shares and the III Warrants (and the III Shares issuable upon exercise of the III Warrants) to be issued pursuant to the Amalgamation will, in all cases, be duly issued on their respective dates of issue as fully-paid and non-assessable III Shares and III Warrants.

Restrictions on Trading

(a) The III Shares and the III Warrants to be issued pursuant to the Amalgamation will be subject to a hold period of the later of four months and a day after the later of the Effective Date and the date III becomes a reporting issuer in any province or territory of Canada.  The certificates representing the III Shares and the III Warrants to be issued pursuant to the Amalgamation will bear a legend in substantially the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF: (i) [Insert Effective Date], AND (ii) THE DATE IC2E INTERNATIONAL, INC. BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

(b) The certificates representing the III Shares and the III Warrants to be issued pursuant to the Amalgamation, and until such time as the same is no longer required under applicable requirements of the 1933 Act or state securities laws, and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) INSIDE THE UNITED STATES, PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AFTER PROVIDING A LEGAL OPINION TO SUCH EFFECT REASONABLY SATISFACTORY TO THE CORPORATION.”

Non-Arm’s Length Contracts

Except as disclosed in writing to IC2E, neither III nor Newco is a party to any Contract or agreement with any officer, director, principal of an III Shareholder, shareholder or any Person not dealing at arm’s length (within the meaning of the Tax Act) with any of the foregoing.

III Information

III has fully made available to IC2E and its advisers all of the information that they have requested for deciding whether to complete the transactions contemplated in this Agreement and all information relating to III and Newco which III reasonably believes is necessary to enable IC2E to make such a decision.  None of the foregoing representations, warranties and statements of fact and no other statement furnished by or on behalf of III or Newco to IC2E or its advisers in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make such statement or representation not misleading to a prospective purchaser of securities of III seeking full information as to III and Newco and their properties, financial condition, prospects, businesses and affairs.

Tax Status

Each of III and Newco (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of III and of Newco know of no basis for any such claim.

Survival of Representations and Warranties

The representations and warranties of the III Parties contained in this Agreement shall survive the completion of the transactions contemplated under this Agreement and shall remain in full force and effect thereafter for the benefit of IC2E for a period of one year.  Notwithstanding the foregoing, a claim for any breach of any of the representations and warranties contained in this Agreement involving fraud or a fraudulent misrepresentation by III or Newco may be made at any time following the Time of Closing against III and Newco subject only to applicable limitation periods imposed by law.

COVENANTS AND AGREEMENTS

Mutual Covenants

Each of IC2E and III agrees as follows until the earlier of the Effective Date or the termination of this Agreement in accordance with  in each case, except (i) with the consent of the other party to any deviation therefrom or (ii) as expressly contemplated by this Agreement:

it and its respective Subsidiaries, if any, shall:

A.

carry on its businesses in the usual and ordinary course consistent with past practices and in a manner consistent with industry practice;

B.

use reasonable best efforts to preserve intact its present business organization and material rights and franchises, to keep available the services of its current officers and employees, and to preserve its relationships with customers, suppliers and others having business dealings with it; and

C.

maintain and keep its material properties and assets in as good repair and condition as at the date hereof, subject to ordinary wear and tear, all to the end that its goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time;

it shall not, and it shall not permit any of its Subsidiaries to:

A.

declare or pay any dividends on, make other distributions or return capital in respect of any of its capital stock or any other equity interests, except for dividends, distributions or return of capital payable by a subsidiary to such party or a wholly-owned subsidiary of such party;

B.

split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

C.

except in respect of the IC2E Warrants, issue, sell, pledge, reserve, set aside, dispose of or encumber, repurchase, redeem or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into, exercisable or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, shares of its capital stock, except pursuant to fully vested stock options and warrants outstanding on the date hereof and as otherwise contemplated herein; or

D.

enter into or announce any agreement or arrangement with respect to the sale, voting, registration or repurchase of any shares of its capital stock or any security convertible into or exchangeable for such shares;

provided however, III may issue III Shares and/or securities convertible into III Shares at an issue price or conversion price of not less than US$1.00 per III Share;

it shall not, nor shall it permit any of its Subsidiaries to:

A.

incur any indebtedness for borrowed money or purchase money indebtedness or assume, guarantee, endorse or enter into a “keepwell” or similar arrangement with respect to, any indebtedness, other than indebtedness between such party or between any of its Subsidiaries, or

B.

enter into any material operating lease or create any mortgages, liens, security interests or other encumbrances on the property of such party or any of its Subsidiaries in connection with any indebtedness;

it shall not, nor shall it permit any of its Subsidiaries to:

A.

increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any former, present or future director, officer or employee of such party or any of its Subsidiaries;

B.

increase (or enter into any commitment or arrangement to increase) the compensation or benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any former, present or future director, officer, employee or consultant of such party or any of its Subsidiaries;

C.

except as agreed to by the parties, whether through its board of directors or otherwise, accelerate the vesting of any unvested stock options or accelerate the release of, or the expiry date of any hold period relating to, as applicable, any IC2E Shares or III Shares, or otherwise amend, vary or modify any plans or the terms of any stock option; or

D.

adopt, establish, enter into or implement any employee benefit plan, policy, severance or termination agreement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of such party or any of its subsidiaries or amend any employee benefit plan, policy, severance or termination agreement;

it shall not, nor shall it permit any of its Subsidiaries to, amend or propose to amend its Charter Documents except as may be required to facilitate the transactions contemplated hereunder;

it shall not, nor shall it permit any of its Subsidiaries to, pay, discharge, satisfy, compromise or settle any material claims or material liabilities prior to the same being due;

except as required by applicable Laws, it shall not, nor shall it permit any of its Subsidiaries to, enter into, terminate or waive any provision of, exercise any material option or relinquish any material contractual rights under, or modify in any material respect any Material Contract, agreement, guarantee, lease commitment or arrangement;

it shall not, nor shall it permit any of its Subsidiaries to, make any changes to the existing accounting practices, methods and principles relating to such party or any Subsidiary of such party except as required by Law or by Canadian generally accepted accounting principles as advised by such party’s or such Subsidiary’s regular independent accountants, as the case may be;

it shall not, nor shall it permit any of its Subsidiaries to, make or rescind any material tax election;

it shall not nor shall it permit any Subsidiary to: (a) enter into any confidentiality or standstill agreement (other than in respect of confidentiality agreements entered into in the ordinary course of business or in respect of an equity financing), or (b) amend or release any third party from its obligations or grant any consent under, any confidentiality or standstill provision or fail to fully enforce any such provision;

it shall not, nor shall it permit any of its Subsidiaries to, take or fail to take any action which would cause any of such party’s representations or warranties hereunder to be untrue or would be reasonably expected to prevent or materially impede, interfere with or delay the Amalgamation; and

it shall maintain in full force all the policies for business interruption, loss and property damage insurance;

Each of IC2E and III shall promptly advise the other party in writing:

of any event, condition or circumstance that might be reasonably expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate on the Effective Date (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

of any Material Adverse Effect on such party or any event, occurrence or development which may reasonably be expected to have a Material Adverse Effect on such party; and

of any material breach by such party of any covenant, obligation  or agreement contained in this Agreement.

Each of IC2E and III shall use its best efforts to, and shall use its best efforts to cause its Subsidiaries, if any, to perform all obligations required to be performed by such party or any of its Subsidiaries under this Agreement, cooperate with the other party hereto in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, each of IC2E and III shall:

use reasonable best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in  hereof;

apply for and use reasonable best efforts to obtain as promptly as practicable all Appropriate Regulatory Approvals relating to such party or any of its Subsidiaries and, in doing so, to keep the other party hereto reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including providing such other party with copies of all related applications and notifications, in draft form, in order for such other party to provide its reasonable comments;

use reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on such party or such party’s Subsidiaries, if any, with respect to the transactions contemplated hereby;

use reasonable best efforts to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

use reasonable best efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

effect all necessary registrations, filings and submissions of information required by Governmental Entities from such party or any of such party’s Subsidiaries in connection with the transactions contemplated hereby; and

use reasonable best efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by such party or any of such party’s Subsidiaries to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of such party or such party’s Subsidiaries, if any, to consummate the transactions contemplated hereby.

Covenants of IC2E

The board of directors of IC2E shall recommend to the IC2E Shareholders the approval of the IC2E Amalgamation Resolution.

IC2E shall use its reasonable best efforts to cause all IC2E Shareholders to vote in favour of or execute the IC2E Amalgamation Resolution.

if the IC2E Amalgamation Resolution is to be approved at the IC2E Meeting, IC2E shall not adjourn, postpone or cancel (or propose adjournment, postponement or cancellation of) the IC2E Meeting without III’s prior written consent except as required by Laws or, in the case of adjournment, as may be required by the IC2E Shareholders as expressed by majority resolution.

IC2E hereby agrees until the earlier of the Effective Date and the termination of this Agreement pursuant to , not to initiate, propose, assist or participate in any activities or solicitations in opposition to or in competition with the Amalgamation, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid,” exempt or otherwise, within the meaning of the Securities Act, for securities of IC2E, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Amalgamation and not to take actions of any kind which may reduce the likelihood of success of the Amalgamation, except as required by statutory obligations.

Prior to the Time of Closing, IC2E shall provide all of its employees and officers a letter, effective as of the Effective Date: (i) notifying the employees and officers of the Amalgamation and (ii) confirming that their position(s) with IC2E will continue with the Amalco and that there will be no changes of any kind in their employment agreements or their terms of employment.

Covenants of III

III shall approve the Newco Amalgamation Resolution.

III agrees until the earlier of the Effective Date and the termination of this Agreement pursuant to  that III shall not, nor shall it permit Newco to sell, pledge, encumber, lease (whether such lease is an operating or capital lease) or otherwise dispose of any assets.

III agrees until the earlier of the Effective Date and the termination of this Agreement pursuant to  that III shall not, nor shall it permit Newco to, make or commit to make any capital expenditures (including capital lease obligations) without the written consent of IC2E

III agrees until the earlier of the Effective Date and the termination of this Agreement pursuant to  not to, and cause Newco not to, initiate, propose, assist or participate in any activities or solicitations in opposition to or in competition with the Amalgamation, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid,” exempt or otherwise, within the meaning of the Securities Act, for securities of III or Newco, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Amalgamation and not to take actions of any kind which may reduce the likelihood of success of the Amalgamation, except as required by statutory obligations.

III covenants that in the event it files a registration statement on or before the first anniversary of the Effective Date with the SEC to register any of its previously issued securities or securities that it proposes to issue, it shall include all III Shares issued on the Amalgamation and all III Shares issuable upon exercise of the III Warrants (collectively, the “Amalgamation Shares”) in the first such registration statement to allow such shares to be eligible for resale under United States securities laws, and further, if it files it first registration statement following the first anniversary of the effective date of the Amalgamation, it may in its sole discretion register all the remaining IC2E Amalgamation Shares to allow such shares to be eligible for resale under United States securities laws.  III also covenants to use its commercially reasonable efforts to maintain the effectiveness of such registration statement, including the filing of any required new or post effective registration statements until such time as the Amalgamation Shares are eligible for resale under Rule 144 without restriction as to the volume limitations of such rule, and III hereby covenants to keep current its public disclosure under the United States Federal securities laws so that Rule 144 is available.  Notwithstanding the foregoing, it is understood that there are no liquidated or other penalties due to any holders of Amalgamation Shares for the failure to file or have declared effective such registration statement or to maintain its effectiveness, or keep current its information in order to make available Rule 144 to any seller of Amalgamation Shares, other than ordinary contract damages should III breach its covenants under this   Notwithstanding the grant of the foregoing registration rights, any person whose Amalgamation Shares are considered ineligible for registration as resale securities at market prices under the United States Federal securities laws shall not be entitled to the registration rights herein provided.  At any time that an effective registration statement is not available for use by a holder of Amalgamation Shares, upon written notice from III, such holder must cease using the registration statement for resale until informed in writing that the registration statement or another registration statement may be used for resale.

Because of the limitations of the United States Federal securities laws in relation to the ability of III to change selling shareholders, once the registration statement provided for under the immediately preceding subsection is declared effective by the SEC, the registration rights applicable to the Amalgamation Shares shall become non-transferable and non-assignable by the holder thereof.  Prior to the time specified in the immediately preceding sentence, registration rights may be transferred to another holder of Amalgamation Shares.

III’s obligations under subsection (e) above to each holder of Amalgamation Shares is conditional upon such holder providing III with all information required with respect to its ownership of securities of III, persons having voting and dispositive authority over Amalgamation Shares, related party relationships with III, relations with any broker-dealers in the United States and Canada and plan of distribution, and such other information as may be reasonably requested by III for disclosure in the registration statement on which the Amalgamation Shares are included. The failure to provide any such information when requested by III will permit III to remove from the registration statement any or all of the Amalgamation Shares of such holder and in such event the rights herein provided will terminate as to such Amalgamation Shares.

III agrees that it will comply with all SEC disclosure requirements between the date of this Agreement and the Effective Date.

Access to Information

Subject to  and applicable Laws, upon reasonable notice to an officer of such party, each of IC2E and III shall (and shall cause each of its Subsidiaries, if any, to) afford the officers, employees, counsel, accountants and other authorized representatives and advisors (“Representatives”) of the other party access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel; provided that such access shall be provided on a basis that minimizes the disruption to the operations of such party.  During such period, each of IC2E and III shall (and shall cause each of its Subsidiaries, if any, to) furnish promptly to the other party all information concerning such party’s business, properties and personnel as the other party may reasonably request.

The III Parties and IC2E acknowledge that certain information received pursuant to  will be non-public or proprietary in nature and that such parties shall not disclose such information to third parties without the prior written consent of the other party unless required to do so by Law.

Closing Matters

The completion of the transactions contemplated under this Agreement shall be closed at at 10:00 a.m. (Calgary Time) (the “Time of Closing”) on June 30, 2007 or on such other date or at such other time and place as the parties may agree.

Each of the III Parties and IC2E shall deliver, at the Time of Closing, such customary certificates, resolutions, legal opinions and other closing documents as may be required by the other parties hereto, acting reasonably.

CONDITIONS

Mutual Conditions Precedent

The respective obligations of the III Parties and IC2E to complete the transactions contemplated by this Agreement and to file the Articles of Amalgamation for acceptance by the Registrar to give effect to the Amalgamation shall be subject to the satisfaction of each of the following conditions at or prior to the Effective Date:

the IC2E Amalgamation Resolution shall have been approved by not less than two-thirds of the votes cast by IC2E Shareholders at the IC2E Meeting or by a written resolution signed by all of the IC2E Shareholders, in either case, in accordance with applicable Laws;

the Newco Amalgamation Resolution shall have been approved by III in accordance with applicable Laws and this Agreement;

all other Appropriate Regulatory Approvals shall have been obtained or received from the Persons having jurisdiction in the circumstances, and all other applicable regulatory requirements and conditions shall have been complied with, the failure to obtain which would, individually or in the aggregate, have a Material Adverse Effect on III, IC2E or Amalco after the Effective Time;

there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated under this Agreement and there shall be no proceeding, whether of a judicial or administrative nature or otherwise, in progress that relates to or results from the transactions contemplated under this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated under this Agreement in accordance with the terms and conditions hereof or thereof;

there shall not exist any prohibition at Law against the completion of the Amalgamation;

none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties hereto acting reasonably;

this Agreement shall not have been terminated under ;

no IC2E Shareholder shall have exercised its IC2E Dissent Rights; and

Tom Charlton shall cancel 4,000,000 of the III Shares held by him as at the date hereof immediately prior to the completion of the Amalgamation and in connection therewith for no consideration.

The foregoing conditions are for the mutual benefit of the III Parties and IC2E and may be waived in writing, in whole or in part, by the III Parties and IC2E at any time provided that the III Parties and IC2E cannot waive the condition set out in Section 8.1(i).

Additional Conditions Precedent to the Obligations of the III Parties

The obligations of the III Parties to complete the transactions contemplated hereby and the obligation of Newco to file the Articles of Amalgamation jointly with IC2E and such other documents as are required to be filed under the ABCA for acceptance by the Registrar to give effect to the Amalgamation shall also be subject to the satisfaction of each of the following conditions at or prior to the Effective Date or such other time as is specified below:

IC2E shall have performed or complied with, in all material respects, each of its obligations, covenants and agreements hereunder to be performed and complied with by it on or before the Effective Time;

each of the representations and warranties of IC2E under this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any Material Adverse Effect or other materiality qualification), shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date except: (i) for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date, (ii) as affected by transactions contemplated or permitted by this Agreement; or (iii) where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not be reasonably expected to have a Material Adverse Effect on IC2E;

since the date of this Agreement, there shall have been no Material Adverse Effect with respect to IC2E or any event, occurrence or development, including the commencement of any action, suit or other legal proceeding which would be reasonably expected to have a Material Adverse Effect on IC2E;

III shall have received a certificate of IC2E addressed to the III Parties and dated the Effective Date, signed on behalf of IC2E by two senior executive officers or directors of IC2E, confirming that the conditions in , ,  and , have been satisfied;

since the date of this Agreement, no action, suit or proceeding shall have been taken before or by any Governmental Entity or by any private Person (including, without limitation, any individual, corporation, firm, group or other entity or by any elected or appointed public official in Canada or elsewhere against IC2E) (whether or not  purportedly on behalf of IC2E) that would, if successful, have a Material Adverse Effect on IC2E, in the sole discretion of III, acting reasonably;

there shall not be any action taken, any Law enacted, entered, enforced or deemed applicable by any Governmental Entity or pending or threatened any suit, action or proceeding by any Governmental Entity in connection with the grant of any Appropriate Regulatory Approval or otherwise:  (i) seeking to prohibit or restrict the acquisition by III or Newco of any IC2E Shares, (ii) challenging or seeking to restrain or prohibit the consummation of the Amalgamation or seeking to obtain from IC2E, III or Newco any damages that are material in relation to IC2E, (iii) seeking to prohibit or materially limit the ownership or operation by III or Newco of any material portion of the business or assets of III, IC2E or any of their respective Subsidiaries or to compel III or Newco to dispose of or hold separate any material portion of the business or assets of III, IC2E or Amalco or any of their respective Subsidiaries, as a result of the Amalgamation, (iv)  seeking to impose limitations on the ability of III or Newco to acquire or hold, or exercise full rights of ownership of, any IC2E Shares or shares of Amalco, including the right to vote the IC2E Shares or shares of Amalco purchased by it on all matters properly presented to the IC2E Shareholders or Amalco Shareholders, (v) seeking to prohibit III or Newco from effectively controlling in any material respect the business or operations of IC2E, or (vi) imposing any condition or restriction that in the judgment of III, acting reasonably, would be materially burdensome to the future operations or business of any business unit of III or Amalco after the Effective Time;

the board of directors of IC2E and IC2E Shareholders shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by IC2E to permit the consummation of the Amalgamation and the transactions contemplated herein;

all consents and approvals under any agreements to which IC2E may be a party or bound which are required or necessary or desirable for the completion of the transactions contemplated under this Agreement shall have been obtained or received;

IC2E shall not, from the date hereof and up to completion of the Amalgamation, without prior written consent of III, have effected or taken any steps to effect any transaction or action out of the ordinary course of business;

IC2E shall not have made any capital expenditures in an amount exceeding $10,000 individually or $50,000 in aggregate, except as otherwise agreed in writing by III; and

IC2E shall not agree to pay and shall not make any agreement for III to pay any fees or commissions of brokers, finders or other third parties employed in connection with the Amalgamation.

The foregoing conditions are for the benefit of the III Parties and may be waived in writing, in whole or in part, by the III Parties at any time.

Additional Conditions Precedent to the Obligations of IC2E

The obligations of IC2E to complete the transactions contemplated hereby and the obligation of IC2E to file the Articles of Amalgamation jointly with Newco and such other documents as are required to be filed under the ABCA for acceptance by the Registrar to give effect to the Amalgamation shall also be subject to the satisfaction of each of the following conditions at or prior to the Effective Date or such other time as is specified below:

the III Parties shall have performed or complied with, in all material respects, each of their obligations, covenants and agreements hereunder to be performed and complied with by them on or before the Effective Time;

each of the representations and warranties of the III Parties under this Agreement (which for purposes of this clause (b) shall be read as though none of them contained any Material Adverse Effect or other materiality qualification), shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date except:  (i) for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date, (ii) as affected by transactions contemplated or permitted by this Agreement; or (iii) where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not be reasonably expected to have a Material Adverse Effect on III;

since the date of this Agreement, there shall have been no Material Adverse Effect with respect to III or Newco or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on III or Newco;

IC2E shall have received a certificate of each of III and Newco addressed to IC2E and dated the Effective Date, signed on behalf of each of III and Newco by two senior executive officers of III and Newco, confirming that the conditions in , ,  and  have been satisfied;

since the date of this Agreement, no action, suit or proceeding shall have been taken before or by any Governmental Entity or by any private Person (including, without limitation, any individual, corporation, firm, group or other entity) or by any elected or appointed public official in Canada or elsewhere against III or Newco) (whether or not purportedly on behalf of III or Newco ) that would, if successful, have a Material Adverse Effect on III or Newco, in the sole discretion of IC2E, acting reasonably;

there shall not be any action taken, any Law enacted, entered, enforced or deemed applicable by any Governmental Entity or pending or threatened any suit, action or proceeding by any Governmental Entity in connection with the grant of any Appropriate Regulatory Approval or otherwise, (i) seeking to prohibit or restrict the acquisition by III or Newco of any IC2E Shares, (ii) challenging or seeking to restrain or prohibit the consummation of the Amalgamation or seeking to obtain from IC2E, III or Newco any damages that are material in relation to III or Newco, (iii) seeking to prohibit or materially limit the ownership or operation by III or Newco of any material portion of the business or assets of III, IC2E or any of their respective Subsidiaries or to compel III or Newco to dispose of or hold separate any material portion of the business or assets of III, IC2E or Amalco or any of their respective Subsidiaries, as a result of the Amalgamation, (iv) seeking to impose limitations on the ability of III or Newco to acquire or hold, or exercise full rights of ownership of, any IC2E Shares or shares of Amalco, including the right to vote the IC2E Shares or shares of Amalco purchased by it on all matters properly presented to the IC2E Shareholders or Amalco Shareholders, (v) seeking to prohibit III or Newco from effectively controlling in any material respect the business or operations of IC2E, or (vi) imposing any condition or restriction that in the judgment of IC2E, acting reasonably, would be materially burdensome to the future operations or business of any business unit of III or Amalco after the Effective Time;

the boards of directors of III and Newco shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by III and Newco, to permit the consummation of the Amalgamation;

all consents and approvals under any agreements to which III or Newco may be a party or bound which are required or necessary or desirable for the completion of the transactions contemplated under this Agreement shall have been obtained or received;

the III Parties shall not, from the date hereof and up to completion of the Amalgamation, without the prior written consent of IC2E, have effected or taken any steps to effect:

a change in its articles, by-laws or constating documents;

except as otherwise provided for herein, a subdivision, consolidation or other change to its outstanding shares;

the payment of any dividend;

any transaction or action out of the ordinary course of business; or

the sale or purchase of any asset or the entering into of any transaction (except as specifically contemplated herein); and

the III Parties shall not agree to pay and shall not make any agreement for the III Parties, upon or following completion of the Amalgamation to pay any fees or commissions of brokers, finders or other third parties employed in connection with the Amalgamation.

The foregoing conditions are for the benefit of IC2E and may be waived in writing, in whole or in part, by IC2E at any time.

Merger of Conditions

The conditions set out in ,  and  shall be conclusively deemed to have been satisfied, waived or released on the filing by Newco and IC2E of the Articles of Amalgamation, and such other documents as are required to be filed under the ABCA for acceptance by the Registrar to give effect to the Amalgamation and the issuance by the Registrar of a certificate of amalgamation.

AMENDMENT AND TERMINATION

Amendment

This Agreement may not be amended except by mutual written agreement of the parties hereto; provided that after approval by the IC2E Shareholders, no amendment may be made that by Law requires further approval or authorization by the IC2E Shareholders without such further approval or authorization.

Termination

This Agreement may be terminated and the Amalgamation abandoned at any time prior to the Effective Time (notwithstanding any approval of the IC2E Amalgamation Resolution by the IC2E Shareholders):

by the mutual written consent of III and IC2E (without further action on the part of the IC2E Shareholders if terminated after approval of the IC2E Amalgamation Resolution) ;

by either III or IC2E, if there shall be any Law that makes consummation of the Amalgamation illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent Governmental Entity enjoining III or IC2E from consummating the Amalgamation shall be entered and such judgment, injunction, order or decree shall have become final and non-appealable;

by either III or IC2E, if the Effective Date does not occur on or prior to June 30, 2007 or such other date as III and IC2E may agree; provided, however, that the right to terminate this Agreement under this  shall not be available to any party whose failure or whose affiliate’s failure to perform any material covenant, agreement or obligation hereunder has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

by IC2E if:  (i) the board of directors of III fails to recommend or withdraws, modifies or changes its approval or recommendation of this Agreement, the Amalgamation or the Newco Amalgamation Resolution in a manner adverse to IC2E, (ii) the board of directors of III fails to affirm its approval or recommendation of this Agreement, the Amalgamation or the Newco Amalgamation Resolution within 5 Business Days of any written request to do so from IC2E, (iii) the Newco Amalgamation Resolution is not approved prior to June 30, 2007 or such later date as may be agreed to in writing by IC2E;

by III if:  (i) the board of directors of IC2E fails to recommend or withdraws, modifies or changes its approval or recommendation of this Agreement and the Amalgamation, in a manner adverse to III, (ii) the board of directors of IC2E fails to affirm its approval or recommendation of this Agreement, the Amalgamation and the IC2E Amalgamation Resolution, within 5 Business Days of any written request to do so from III, (iii) the IC2E Amalgamation Resolution is not approved by the IC2E Shareholders prior to June 30, 2007 or such later date as may be agreed to in writing by III;

by either III or IC2E, if approval of the Amalgamation Resolution is not obtained;

by either of the III Parties or IC2E, by written notice to the other parties, if any of the conditions precedent set out in  hereof have not been complied with or waived on or before the date required for performance thereof; provided, however, that no party may rely on the failure to satisfy any of the conditions set out in  if the condition would have been satisfied but for a failure by such party in complying with its obligations hereunder;

subject to , by either of the III Parties, by written notice to IC2E, if any of the conditions precedent set out in  hereof have not been complied with or waived on or before the date required for performance thereof; provided, however, that neither of the III Parties may rely on the failure to satisfy any of the conditions set out in  if the condition would have been satisfied but for a failure by either of III Parties in complying with its obligations hereunder;

by III, if IC2E has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in  or  and such breach is not curable or if curable, is not cured within 10 days after notice thereof has been received by the party alleged to be in breach;

subject to , by IC2E, by written notice to the III Parties, if any of the conditions precedent set out in  hereof have not been complied with or waived on or before the date required for performance thereof; provided, however, that IC2E may not rely on the failure to satisfy any of the conditions set out in  if the condition would have been satisfied but for a material failure by IC2E in complying with its obligations hereunder; or

by IC2E, if either of the III Parties has breached any of its representations, warranties, agreements or obligations herein which breach would result in the failure to satisfy one or more conditions set forth in  or  and such breach is not curable or if curable, is not cured within 10 days after notice thereof has been received by the party alleged to be in breach.

Effect of Termination

If this Agreement is terminated in accordance with the provisions of , no party shall have any further liability to perform its obligations hereunder except for the provisions of this  and ,  and ; provided that neither the termination of this Agreement nor anything contained in this  shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants and agreements made herein.  If it shall be judicially determined that termination of this Agreement under  was caused by breach of this Agreement, then, in addition to any other remedies at law or equity for breach of this Agreement, the party so found to have breached this Agreement shall indemnify and hold harmless the other parties for their out-of-pocket costs, including fees and expenses of their counsel, accountants, financial advisors and other experts and advisors, incident to the negotiation, preparation and execution of this Agreement and related documentation.

INDEMNIFICATION

Indemnification by the IC2E Shareholders

Subject to this , III shall be entitled to be indemnified and saved harmless from any and all Losses suffered or incurred by III as a result of or arising directly or indirectly out of or in connection with:

any inaccuracy of or any breach by IC2E of any representation or warranty of IC2E contained in this Agreement or in any contract, agreement, instrument, certificate or other document delivered pursuant to this Agreement; or

any breach or non-performance by IC2E of any covenant or other obligation to be performed by it that is contained in this Agreement or in any contract, agreement, instrument, certificate or other document delivered pursuant to this Agreement, provided that III shall not be entitled to indemnification in respect of any claim (a “III Claim”) unless III shall have provided notice to IC2E of such III Claim at or before the Indemnification Expiry Time.

Indemnification by III of IC2E

Subject to this , III shall indemnify and save harmless IC2E from any and all Losses suffered or incurred by IC2E as a result of or arising directly or indirectly out of or in connection with:

any inaccuracy of or any breach by III of any representation or warranty of III contained in this Agreement or in any contract, agreement, instrument, certificate or other document delivered pursuant to this Agreement; and

any breach or non-performance by III of any covenant or other obligation to be performed by it that is contained in this Agreement or in any contract, agreement, instrument, certificate or other document delivered pursuant to this Agreement, provided that III shall not be required to indemnify or save harmless IC2E in respect of any claim (a “IC2E Claim”) unless IC2E shall have provided notice to III prior to the Indemnity Expiration Time.

Obligation to Reimburse

Any payment made by III to IC2E under this Agreement for Losses suffered or incurred by IC2E, shall be made without prejudicing III’s right to contest the basis of such IC2E Claim for indemnification.

Notice of Claim

Promptly on becoming aware of any circumstances which have given or could give rise to an IC2E Claim of indemnification under this , IC2E shall notify III of those circumstances.  That notice shall specify whether the Losses arise as a result of a Claim by a Person against IC2E (a “Third Party Claim”) or whether the Losses do not so arise (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent the information is available) the factual basis for the IC2E Claim and the amount of the Losses, if known.

If through the fault of IC2E, III does not receive notice of any IC2E Claim in time to contest effectively the determination of any liability susceptible of being contested, III shall be entitled to set off against the amount claimed by IC2E the amount of any Losses incurred by III resulting from the IC2E’s failure to give that notice on a timely basis.

Direct Claims

With respect to any Direct Claim, following receipt of notice from IC2E of the Direct Claim, III shall have 30 days to make such investigation of the Direct Claim as is considered necessary or desirable.  For the purpose of that investigation, IC2E shall make available to III the information relied on by IC2E to substantiate the Direct Claim, together with such information as III may reasonably request.  If the Parties agree at or prior to the expiry of this 30 day period (or agree to any extension of this period) to the validity and amount of that Direct Claim, III shall immediately pay to IC2E the full amount as agreed to by the parties of the Direct Claim.

Third Party Claims

With respect to any Third Party Claim, III shall be entitled (but not required), at its expense, to participate in or assume the conduct of the negotiations, settlement or defence of the Third Party Claim and, in that event, III shall reimburse IC2E for all of IC2E’s out-of-pocket expenses as a result of that participation or assumption.

If III elects to assume the conduct of the negotiations, settlement or defence of the Third Party Claim, III shall be entitled to retain counsel on behalf of IC2E who is acceptable to IC2E, acting reasonably, to represent IC2E of that Third Party Claim.  In any Third Party Claim for which III elects to assume that conduct, IC2E shall have the right to participate in the negotiation, settlement or defence of that Third Party Claim and to retain separate counsel to act on its behalf but the fees and disbursements of that counsel shall be at the expense of IC2E unless:

IC2E determines, acting reasonably, that actual or potential conflicts of interests exist which make representation chosen by III not advisable (such as where the named parties to that Third Party Claim include both III and IC2E, and the defences available to IC2E are different or in addition to those available to III); or

III has authorized the retention of that counsel.

If III, having elected to assume that conduct, thereafter fails to defend the Third Party Claim within a reasonable time, IC2E shall be entitled to assume that conduct and III shall be bound by the results obtained by IC2E with respect to that Third Party Claim.  If any Third Party Claim is of a nature such that IC2E is required by applicable law to make a payment to any Person (a “Third Party”) with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, IC2E shall provide prior written notice of that payment to III and thereafter may make that payment and III shall, forthwith after demand by IC2E, reimburse IC2E for that payment.  If the amount of any liability of IC2E under the Third Party Claim in respect of which that payment was made, as finally determined, is less than the amount that was paid by III to IC2E, IC2E shall, forthwith after receipt of the difference from the Third Party, pay the amount of that difference to III.

Settlement of Third Party Claims

If III fails to assume conduct of the defence of any Third Party Claim, IC2E shall have the exclusive right to contest, settle or pay the amount claimed.  Whether or not III assumes conduct of the negotiation, settlement or defence of any Third Party Claim, III shall not settle any Third Party Claim without the written consent of IC2E, which consent cannot be unreasonably withheld or delayed, except that the liability of III shall be limited to the proposed amount if any such consent is not obtained for any reason and IC2E shall indemnify and save harmless III from and against any Losses resulting from or arising out of the failure of IC2E to consent to that settlement.

Co-operation

IC2E and III shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect to that Third Party Claim (including supplying copies of all relevant documentation promptly as it becomes available).  Where the defence of a Third Party Claim is being undertaken and conducted by III, IC2E shall use all reasonable efforts to make available to III, at the request and expense of III, those employees of IC2E whose assistance, testimony or presence is reasonably necessary to assist III in evaluating and defending that Third Party Claim.

Exclusivity

 The provisions of this  shall apply to any III Claim or IC2E Claim for breach of covenants, representation, warranty or other obligation or provision of this Agreement or any contract, agreement, instrument, certificate or other document delivered pursuant to this Agreement (other than a claim for specific performance or injunctive relief) and to any and all other indemnities provided in this Agreement or in any contract, agreement, instrument, certificate or other document delivered pursuant to this Agreement with the intent that all such claims and indemnities shall be brought only in accordance with the specific provisions of this .

GENERAL

Investigation

Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of any other party to this Agreement.

Notices

All notices, requests, demands and other communications which may or are required to be given pursuant to any provision of this Agreement shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

in the case of IC2E:

IC2E Inc.

5232-4th Street S.W., 2nd Floor

Calgary, Alberta T2V 0Z4

Attention:  President

Facsimile:  (403) 720-3157

With a copy to:

Borden Ladner Gervais LLP

1000 Canterra Tower

400 Third Avenue S.W.

Calgary Alberta  T2P 4H2

Attention:  Michael Rempel

Facsimile:  (403) 266-1395

in the case of III or Newco:

IC2E International, Inc. or 1284544 Alberta Ltd.

5232-4th Street S.W., 2nd Floor

Calgary, Alberta T2V 0Z4

Attention:  President

Facsimile:  (403) 720-3157

With a copy to:

  Hodgson Russ LLP

 150 King Street West

 P.O. Box 30, Suite 2309

 Toronto, Ontario M5H 1J9

 Attention:  Richard Raymer

 Facsimile:  (416) 595-5021

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

Assets and Liabilities

Each of Newco and IC2E shall contribute to Amalco all of its assets, subject to its liabilities, as they exist immediately before the Effective Date.  Amalco shall possess all of the property, rights, privileges and franchises, as they exist immediately before the Effective Date, and shall be subject to all of the liabilities, contracts, disabilities and debts of each of the Newco and IC2E, as they exist immediately before the Effective Date.  All rights of creditors against the properties, assets, rights, privileges and franchises of Newco and IC2E and all liens upon their properties, rights and assets shall be unimpaired by the Amalgamation and all debts, contracts, liabilities and duties of Newco and IC2E shall thenceforth attach to and may be enforced against Amalco.  No action or proceeding by or against either of Newco or IC2E shall abate or be affected by the Amalgamation but, for all purposes of such action or proceeding, the name of Amalco shall be substituted in such action or proceeding in place of the name of Newco or IC2E, as applicable.

Assignment

No party may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Amalgamation (whether by operation of law or otherwise) without the prior written consent of the other parties.

Binding Effect

This Agreement and the Amalgamation shall be binding upon and shall enure to the benefit of the III Parties and IC2E and their respective successors and permitted assigns.

Third Party Beneficiaries

Nothing in this Agreement, express or implied, shall be construed to create any third party beneficiaries.

Waiver and Modification

IC2E and the III Parties may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants or agreements herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto.  Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

No Personal Liability

No director, officer, employee or agent of either III Party or any of their respective Subsidiaries shall have any personal liability whatsoever to IC2E under this Agreement, or any other document delivered in connection with the Amalgamation on behalf of an III Party.

No director, officer, employee or agent of IC2E shall have any personal liability whatsoever to either III Party under this Agreement, or any other document delivered in connection with the Amalgamation on behalf of IC2E

Further Assurances

Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

Expenses

Each of IC2E and III shall pay their own costs and expenses in connection with the Amalgamation including, without limitation, all costs and charges incurred prior to the date hereof and all legal, accounting and auditing fees, regulatory and exchange fees, meeting and mailing costs and any fees or commissions of brokers, finders or other third parties employed in connection with the Amalgamation.  Notwithstanding the foregoing, III shall approve all expenses and invoices of IC2E related to the Amalgamation and all matters related thereto prior to payment, such approval not to be unreasonably withheld.

Governing Law - Consent to Jurisdiction

This Agreement shall be governed by and be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as an Alberta contract.  Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta in respect of all matters arising under or in relation to this Agreement.

Entire Agreement

This Agreement and the other agreements and other documents referred to herein or contemplated hereby, constitute the entire agreement between the III Parties and IC2E pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the III Parties and IC2E with respect to the subject matter hereof.

Time of Essence

Time shall be of the essence in this Agreement.

Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  Delivery of counterparts may be effected by facsimile transmission.

WITNESS WHEREOF the parties hereto have executed this Agreement as of the date hereinbefore written.

IC2E INTERNATIONAL, INC.

Per:

1284544 ALBERTA LTD.

Per:

IC2E INC.

Per:

SCHEDULE “A”

Form of Newco Amalgamation Resolution

SPECIAL RESOLUTION OF THE SOLE SHAREHOLDER OF

1284544 ALBERTA LTD.

The undersigned, being the sole holder of the common shares (the “Shareholder”) of 1284544 Alberta Ltd. (the “Corporation”), hereby consents to and adopts in writing the following special resolution in accordance with section 141(1) of the Business Corporations Act (Alberta), as of the ______ day of _______________, 2007.

AMALGAMATION WITH IC2E

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The amalgamation of the Corporation and IC2E Inc. (the “Amalgamation”) as provided for in and subject to the terms and conditions set forth in the amended and restated amalgamation agreement (the “Amalgamation Agreement”) as amended on January 15 2007 and restated as of November 30, 2006, entered into among IC2E International, Inc., the Corporation and IC2E, is hereby approved and authorized.

2.

The Amalgamation Agreement be and is hereby approved and authorized.

3.

Notwithstanding that this resolution has been passed (and the Amalgamation Agreement and the Amalgamation adopted) by the Shareholder, the directors of the Corporation are hereby authorized and empowered without further notice or approval of the Shareholder: (i) to amend the Amalgamation Agreement to the extent permitted by the Amalgamation Agreement, and (ii) subject to the terms and conditions of the Amalgamation Agreement, not to proceed with the Amalgamation.

4.

Any director or officer of the Corporation be, and such director or officer of the Corporation hereby is, authorized, instructed and empowered, acting for, in the name of and on behalf of the Corporation, to do or to cause to be done all such other acts and things in the opinion of such director or officer of the Corporation as may be necessary or desirable in order to fulfill the intention of this resolution and the matters authorized hereby.

SCHEDULE “B”

Form of IC2E Amalgamation Resolution

SPECIAL RESOLUTION OF THE SHAREHOLDERS OF

IC2E INC.

The undersigned, being all of the holders of the Class “A” common voting shares (the “Shareholders”) of IC2E Inc. (the “Corporation”), hereby consent to and adopt in writing the following special resolution in accordance with section 141(1) of the Business Corporations Act (Alberta) (the “ABCA”) as of the ________ day of _____________________, 2007:

(a)

AMALGAMATION WITH 1284544 ALBERTA LTD.

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The amalgamation (the “Amalgamation”) of the Corporation and 1284544 Alberta Ltd. (“Newco”) as provided for in and subject to the terms and conditions set forth in the amended and restated amalgamation agreement (the “Amalgamation Agreement”) as amended on January 15, 2007 and restated as of November 30, 2006, entered into among IC2E International, Inc., the Corporation and Newco, is hereby approved and authorized.

2.

The Amalgamation Agreement be and is hereby approved and authorized.

3.

Notwithstanding that this resolution has been passed (and the Amalgamation Agreement and the Amalgamation adopted) by the Shareholders, the directors of the Corporation are hereby authorized and empowered without further notice or approval of the Shareholders: (i) to amend the Amalgamation Agreement to the extent permitted by the Amalgamation Agreement, and (ii) subject to the terms and conditions of the Amalgamation Agreement, not to proceed with the Amalgamation.

4.

Any director or officer of the Corporation be, and such director or officer of the Corporation hereby is, authorized, instructed and empowered, acting for, in the name of and on behalf of the Corporation, to do or to cause to be done all such other acts and things in the opinion of such director or officer of the Corporation as may be necessary or desirable in order to fulfill the intention of this resolution and the matters authorized hereby.

SCHEDULE “C”

BUSINESS CORPORATIONS ACT (SECTION 181)		FORM 9
ALBERTA REGISTRIES ARTICLES OF AMALGAMATION
1. NAME OF AMALGAMATED CORPORATION: IC2E INC.		2. CORPORATE ACCESS NO.:
3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:
See Schedule “A” hereto
4. RESTRICTIONS, IF ANY, ON SHARE TRANSFERS:

The transfer of shares in the capital of the Corporation shall be restricted in that no share shall be transferred without either (A) the consent of the directors of the Corporation expressed by resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors, or (B) the consent of the holders of shares in the capital of the Corporation to which are attached more than 50% of the voting rights attaching to all shares for the time being outstanding entitled to vote at such time expressed by a resolution passed by such shareholders at a meeting duly called and constituted for that purpose or by an instrument or instruments in writing signed by all of such shareholders.

5. NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:
Minimum: One (1) Maximum: Eleven (11)
6. RESTRICTIONS, IF ANY, ON BUSINESS THE CORPORATION MAY CARRY ON:
None
7. OTHER PROVISIONS, IF ANY:
See Schedule “B” attached
8. NAME OF AMALGAMATING CORPORATIONS:		CORPORATE ACCESS NO.:
IC2E INC. 1284544 ALBERTA LTD.		2011699390 2012845448
DATE	SIGNATURE	TITLE

SCHEDULE “A”

Attached to and forming part of the Articles of Amalgamation of

IC2E

THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE:

1.

An unlimited number of common shares, the holders of which are entitled:

1.1

to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

1.2

to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Common shares of the Corporation;

1.3

subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

1.4

to the rights, privileges and restrictions normally attached to common shares;

2.

An unlimited number of Preferred Shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions:

2.1

the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

2.2

the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series.  The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (2)(a); and

2.3

if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

SCHEDULE “B”

Attached to and forming part of the Articles of Incorporation of

IC2E

OTHER RULES OR PROVISIONS

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

BY-LAW NO. 1

A by-law relating generally to the transaction of the business and affairs of IC2E INC.

CONTENTS

Section 1	- Interpretation
Section 2	- Business of the Corporation
Section 3	- Borrowing and Securities
Section 4	- Directors
Section 5	- Committees
Section 6	- Officers
Section 7	- Protection of Directors, Officers and Others
Section 8	- Shares
Section 9	- Dividends and Rights
Section 10	- Meetings of Shareholders
Section 11	- Divisions and Departments
Section 12	- Notices
Section 13	- Effective Date

BE IT ENACTED as a by-law of the Corporation as follows:

INTERPRETATION

Definitions - In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act, R.S.A. 2000, c. B-9, and any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution or articles of revival and includes an amendment to any of them;

“Board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“Corporation” means the corporation incorporated by a Certificate of Amalgamation under the Act and named:

IC2E INC.

“meeting of shareholders” means an annual meeting of shareholders and a special meeting of shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in The Interpretation Act, 2000, c. l-8 and any statute that may be substituted therefor, as from time to time amended;

“recorded address” means in the case of a shareholder his address as recorded in the securities register of the Corporation; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Corporation;

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.02 or by a resolution passed pursuant thereto;

“special meeting of shareholders” means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders; and

“unanimous shareholder agreement” means (i) a written agreement to which all the shareholders of a corporation are or are deemed to be parties, whether or not any other person is also a party, or (ii) a written declaration by a person who is the beneficial owner of all of the issued shares of a corporation, that provides for any matters enumerated in the Act, as amended from time to time;

save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

BUSINESS OF THE CORPORATION

Registered Office - Until changed in accordance with the Act, the registered office of the Corporation shall be at the City of Calgary in the Province of Alberta and at such location therein as the Board may from time to time determine.

Execution of Instruments - Contracts, documents or instruments in writing requiring execution by the Corporation may be signed as determined by the Directors from time to time by resolution and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality.  The Board is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and/or counterpart signature and deliver specific contracts, documents or instruments in writing.  The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds (including specifically, but without limitation, transfers and assignments of shares, warrants, bonds, debentures or other securities), share certificates, warrants, bonds, debentures and other securities or security instruments of the Corporation and all paper writings.

Banking Arrangements - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board.  Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

Voting Rights in Other Bodies Corporate - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation.  Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights.  In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

Withholding Information from Shareholders - Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which, in the opinion of the Board, would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public.  The Board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the Board or by resolution passed at a general meeting of shareholders.

BORROWING AND SECURITIES

Borrowing Power - Without limiting the borrowing powers of the Corporation as set forth in the Act, the articles, the by-laws or any unanimous shareholder agreement, the Board may from time to time:

borrow money upon the credit of the Corporation;

issue, reissue, sell or pledge debt obligations of the Corporation;

subject to the provisions of the Act give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

mortgage, hypothecate, pledge or otherwise create an interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

Nothing in this Section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

Delegation - The Board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board by Section 3.01 or by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

DIRECTORS

Number of Directors and Quorum - Until changed in accordance with the Act, the Board shall consist of not fewer than one (1) and not more than eleven (11) directors.  Subject to Section 4.08, the quorum for the transaction of business at any meeting of the Board shall consist of a majority of the number of directors then elected or appointed, or such greater or lesser number of directors as the Board may from time to time determine.

Qualification - No person shall be qualified for election as a director if he (i) is less than 18 years of age; (ii) is a dependent adult as defined in The Dependent Adults Act or is the subject of a certificate of incapacity under that Act and any statute that may be substituted therefor, as from time to time amended; (iii) is a formal patient as defined in The Mental Health Act and any statute that may be substituted therefor, as from time to time amended; (iv) is the subject of an order under The Mentally Incapacitated Persons Act and any statute that may be substituted therefor, as from time to time amended, appointing a committee of his person or estate or both; (v) has been found to be a person of unsound mind by a court elsewhere than in Alberta; (vi) is not an individual; (vii) has the status of a bankrupt.  Subject to the articles, a director need not be a shareholder.  At least one-quarter of the directors must be resident Canadians.

Election and Term - The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election.  The number of directors to be elected at any such meeting shall be the number of directors then in office unless the shareholders otherwise determine.  The election shall be by ordinary resolution.  If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

Removal of Directors - Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

Vacation of Office - A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

Vacancies - Subject to the Act, the articles and any unanimous shareholder agreement, a quorum of the Board may fill a vacancy in the Board, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure of the shareholders to elect the minimum number of directors.  In the absence of a quorum of the Board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the Board shall forthwith call a special meeting of shareholders to fill the vacancy.  If the Board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

Action by the Board - Subject to any unanimous shareholder agreement, the Board shall manage or supervise the management of the business and affairs of the Corporation.  Subject to Sections 4.08 and 4.09, the powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed in part or in counterpart by all the directors entitled to vote on that resolution at a meeting of the Board.  Where there is a vacancy in the Board, the remaining directors may exercise all the powers of the Board so long as a quorum remains in office.

Residence - Unless otherwise permitted by the Act, the Board shall not transact business at a meeting, other than filling a vacancy in the Board, unless at least one-quarter of the directors present are resident Canadians, except where:

a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

the number of resident Canadian directors present at the meeting together with any resident Canadian director who gives his approval under clause (a), totals at least one-quarter of the directors present at the meeting.

Meetings by Telephone - If all the directors consent, a director may participate in a meeting of the Board or of a committee of the Board by electronic means, telephone or other communication facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting.  Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board held while a director holds office.

Place of Meeting - Meetings of the Board may be held at any place in or outside Canada.

Calling of Meeting - Meetings of the Board shall be held from time to time and at such place as the chairman of the Board, the managing director, the president or any two directors may determine.

Notice of Meeting - Notice of the time and place of each meeting of the Board shall be given in the manner provided in Section 12.01 to each director not less than 48 hours before the time when the meeting is to be held.  A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including any proposal to:

submit to the shareholders any question or matter requiring approval of the shareholders;

appoint additional directors;

fill a vacancy among the directors or in the office of auditor;

issue securities;

declare dividends;

purchase, redeem or otherwise acquire shares issued by the Corporation;

pay a commission for the sale of shares;

approve a prospectus or management proxy circular;

approve a take-over bid circular or directors’ circular;

approve any annual financial statements; or

adopt, amend or repeal by-laws.

A director may in any manner waive notice of or otherwise consent to a meeting of the Board, and attendance of a director at a meeting constitutes a waiver of notice, unless the director is attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

First Meeting of New Board - Provided a quorum of directors is present, each newly elected Board may, without notice, hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

Adjourned Meeting - Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

Regular Meetings - The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named.  A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

Chairman - The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:  chairman of the Board, managing director, president, or a vice-president.  If no such officer is present, the directors present shall choose one of their number to be chairman.

Votes to Govern - At all meetings of the Board every question shall be decided by a majority of the votes cast on the question of those directors entitled to vote.  In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

Conflict of Interest - A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act.  Any such contract or transaction or proposed contract or transaction shall be referred to the Board or shareholders for approval in accordance with the Act, even if such contract or transaction is one that in the ordinary course of the Corporation’s business would not require approval by the Board or shareholders, and a director interested in a contract or transaction so referred to the Board shall not vote on any resolution to approve the same except as provided by the Act.

Remuneration and Expenses - Subject to the articles and any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the Board may from time to time determine.  The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any meetings of the Board or any committee thereof.  Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration in that capacity.

COMMITTEES

Committee of Directors - Unless otherwise permitted by the Act, the Board may appoint a managing director who must be a resident Canadian or a committee of directors, however designated, and delegate to such committee any of the powers of the Board except those which, under the Act, a managing director or a committee of directors has no authority to exercise.  At least one-quarter of the members of such committee shall be resident Canadians.

Transaction of Business - Subject to the provisions of Section 4.09, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.  Meetings of such committee may be held at any place in or outside Canada.

Advisory Committees - The Board may from time to time appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

Procedure - Unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

OFFICERS

Appointment - Subject to the articles and any unanimous shareholder agreement, the Board may from time to time appoint a president, chief executive officer, chief financial officer, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed.  The Board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, the articles, and any unanimous shareholder agreement, delegate to such officers powers to manage the business and affairs of the Corporation.  Subject to Sections 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office.

Chairman of the Board - The Board may from time to time also appoint a chairman of the Board who shall be a director.  If appointed, the Board may assign to him any of the powers and duties that are by any provision of this by-law assigned to the managing director or to the president; and he shall, subject to the provisions of the Act, have such other powers and duties as the Board may specify.  During the absence or disability of the chairman of the Board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

Managing Director - The Board may from time to time appoint a managing director who shall be a director.  If appointed, he shall have such powers and duties as the Board may specify.

President - If appointed, the president shall be the chief operating officer and, subject to the authority of the Board, shall have general supervision of the business of the Corporation; and he shall have such other powers and duties as the Board may specify.  During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

Vice-President - A vice-president shall have such powers and duties as the Board or the chief executive officer may specify.

Secretary - The secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the Board or the chief executive officer may specify.

Treasurer - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the Board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the Board or the chief executive officer may specify.

Powers and Duties of Other Officers - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the chief executive officer may specify.  Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

Variation of Powers and Duties - The Board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

Term of Office - The Board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer’s rights under any employment contract.  Otherwise, each officer appointed by the Board shall hold office until his successor is appointed.

Terms of Employment and Remuneration - The terms of employment and the remuneration of officers appointed by the Board shall be settled by the Board from time to time.

Conflict of Interest - An officer shall disclose his interest in any material contract or material transaction or proposed material contract or proposed material transaction with the Corporation in accordance with Section 4.18.

Agents and Attorneys - The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

Fidelity Bonds - The Board may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the Board may from time to time determine.

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Limitation of Liability - No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

Indemnity - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, or a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if he acted honestly and in good faith with a view to the best interests of the Corporation; and

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Insurance - Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the Board may from time to time determine.

SHARES

Allotment - Subject to the Act, the articles and any unanimous shareholder agreement, the Board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

Commissions - The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

Registration of Transfer - Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in Section 8.05.

Transfer Agents and Registrars - The Board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent.  The Board may at any time terminate any such appointment.

Lien for Indebtedness - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, may refuse to register a transfer of the whole or any part of such shares.

Non-Recognition of Trusts - Subject to the provisions of the Act, the Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description on the Corporation’s records or on the share certificate.

Security Certificates - Every holder of one or more securities of the Corporation shall be entitled, at his option, to a security certificate, or to a non-transferable written acknowledgement of his right to obtain a security certificate, stating the number and class or series of securities held by him as shown on the securities register.  Security certificates and acknowledgements of a shareholder’s right to a security certificate, respectively, shall be in such form as the Board shall from time to time approve.  Any security certificate shall be signed in accordance with Section 2.02 and need not be under the corporate seal; provided that, unless the Board otherwise determines, certificates representing securities in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar.  The signature of one of the signing officers or, in the case of security certificates which are not valid unless countersigned by or on behalf of the transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation.  A security certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appear thereon no longer holds office at the date of issue of the certificate.

Replacement of Security Certificates - The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated or in substitution for a security certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding Three Dollars ($3.00), and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

Joint Securityholders - If two or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them.  Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

Deceased Shareholder - In the event of the death of a holder, or of one of the joint holders, of any security, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

DIVIDENDS AND RIGHTS

Dividends - Subject to the provisions of the Act, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.  Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs.  In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address.  The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

Non-Receipt of Cheques - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

Record Date for Dividends and Rights - The Board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities and if the Corporation is a distributing corporation, as defined in the Act, provided that notice of any such record date is given, not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act.  Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the Board.

Unclaimed Dividends - Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

MEETINGS OF SHAREHOLDERS

Annual Meeting - The annual meeting of shareholders shall be held at such time in each year and, subject to Section 10.03, at such place as the Board, the chairman of the Board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appoint auditors and for the transaction of such other business as may properly be brought before the meeting.

Special Meetings - The Board, the chairman of the Board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality  in which the registered office is situate or, if the Board shall so determine, at some other place within Alberta or, if all the shareholders entitled to vote at the meeting so agree, at some place outside the Province of Alberta.

Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 12.01 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting.  Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditors report, election of directors and appointment of auditors shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.  A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

List of Shareholders Entitled to Notice - The Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder.  If a record date for the meeting is fixed pursuant to Section 10.06, the shareholders listed shall be those registered at the close of business on a day not later than 10 days after such record date and the list shall be prepared no later than 10 days after the record date.  If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day of which notice of the meeting is given, or where no such notice is given the day on which the meeting is held.  The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

Record Date for Notice - The Board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of or to vote at the meeting, provided that notice of any such record date is given, not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act.  If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of or to vote at the meeting shall be the close of business on the last business day immediately preceding the day on which the notice is sent, or, if no notice is sent, the day on which the meeting is held.

Meetings Without Notice - A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.  At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.  If the meeting is held at a place outside Alberta, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

Chairman, Secretary and Scrutineers - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting:  president, managing director, chairman of the Board, or a vice-president who is a shareholder.  If no such officer is present within 15 minutes after the time fixed for the commencement of the meeting, the persons present and entitled to vote shall choose one of their number to be chairman.  If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.  If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting.  Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

Quorum - Subject to the requirements of the Act, a quorum for the transaction of business at any meeting of the shareholders, irrespective of the number of persons actually present at the meeting, shall be one person present in person being a shareholder entitled to vote thereat or a duly appointed representative or proxyholder for an absent shareholder so entitled, and holding or representing in the aggregate not less than a majority of the outstanding shares of the Corporation entitled to vote at the meeting.

If a quorum is not present at the opening of any meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place, but may not transact any other business.  If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days it is not necessary to give notice of the adjourned meeting other than by announcement at the time of an adjournment.  If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of more than 29 days and not more than 90 days, notice of the adjourned meeting shall be given as for an original meeting but the management of the Corporation shall not be required to send a form of proxy in the form prescribed by the Act to each shareholder who is entitled to receive notice of the meeting.  Those shareholders present at any duly adjourned meeting shall constitute a quorum.

Right to Vote - Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in Section 10.05, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except, where the Corporation has fixed a record date in respect of such meeting pursuant to Section 10.06, to the extent that such person has transferred any of his shares after such record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than 10 days before the meeting that his name be included to vote the transferred shares at the meeting.  In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

Proxies - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy.  A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

Time for Deposit of Proxies - The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited.  A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

Joint Shareholders - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

Votes to Govern - At any meeting of shareholders every question shall, unless otherwise required by the Act, be determined by the majority of the votes cast on the question.  In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

Show of Hands - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands or any other manner permitted by the Act unless a ballot thereon is required or demanded as hereinafter provided.  Upon a show of hands every person who is present and entitled to vote shall have one vote.  Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands or other form of voting has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot.  A ballot so required or demanded shall be taken in such manner as the chairman shall direct.  A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot.  If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

Adjournment - If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned.  If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

Resolution in Writing - A resolution in writing signed in counterpart or in one instrument by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

Only One Shareholder - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

Meetings by Telephone - Subject to any limitations or requirements set out in the regulations to the Act, if any, a shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by electronic means, telephone or other communication facilities that permit all persons participating in the meeting to hear or otherwise communicate with each other.

DIVISIONS AND DEPARTMENTS

Creation and Consolidation of Divisions - The Board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case.  The Board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.

Name of Division - Any division or its sub-units may be designated by such name as the Board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name.  Any such contracts, cheque or document shall be binding upon the Corporation as if it had been entered into or signed in the name of the Corporation.

Officers of Divisions - From time to time the Board or, if authorized by the Board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration.  The Board or, if authorized by the Board, the chief executive officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officer’s rights under any employment contract.  Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

NOTICES

Method of Giving Notices - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication or by electronic means in accordance with the provisions of the Electronic Transaction Act.  A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch.  The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

Notice to Joint Shareholders - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

Computation of Time - In computing the date when notice must be given under any provisions requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

Undelivered Notices - If any notice given to a shareholder pursuant to Section 12.01 is returned on two consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

Waiver of Notice - Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be.  Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.

EFFECTIVE DATE

Effective Date - This by-law shall come into force upon the passing of same by the Board, subject to confirmation of the by-law by the shareholders of the Corporation as required by the Act.

SCHEDULE “D”

IC2E Assets and Real Property
As At September 30, 2006

	Book Value	Accumulated Amortization	Net Book Value
Furniture and Fixtures	$27,338	$3,196	$24,142
Office Equipment	$10,286	$1,085	$9,201
Computer Hardware	$15,866	$4,334	$11,532
Computer Software	$14,394	$5,824	$8,570
Total:	$67,884	$14,439	$53,445

Intangible Assets (software)	$2,530,915

SCHEDULE “E”

IC2E Debt
As At September 30, 2006

IC2E has no debt outstanding as at September 30, 2006.  The only obligations facing IC2E are trade payables owing in the amount of $70,244.

SCHEDULE “F”

Material Contracts of IC2E

Letter of Intent dated November 15, 2006 between III and IC2E; and

Asset Purchase Agreement between EasyPax Inc. and IC2E dated May 4, 2005.

SCHEDULE “G”

Intellectual Property Rights of IC2E

Patent applications in respect of the technology acquired by IC2E from EasyPax Inc. have been made in Canada and the United States and were assigned to IC2E  Patent application number 2351291 entitled “Data Exchange Method and Communication Protocol used During Same” was made with the Canadian Intellectual Property Office on June 22, 2001.  Patent application number 20020035634 entitled “Data Exchange Method and Communication Protocol used During Same” was made with the U.S. Patent and Trademark Office on March 21, 2002.  These patent applications are currently in the final stage of defense.

IC2E also holds or has made application for the following trademarks:  “Allpax” (Registration No. TMA560,219), “GatePax” (Registration No. TMA560,119), “Compax” (Registration No. TMA603,202) and “E3P” (Application No. 1098864).

In addition, IC2E holds or has made application for the following trademarks:  “SXV” (Application No. 1298635), “TXR” (Application No. 1298297), “PXC” (Application No. 1298293), “MXP” (Application No. 1298303), “IXP” (Application No. 1298294), “IEXC” (Application No. 1298298), “HXI” (Application No. 1298295), “DXR” (Application No. 1298302), “CXI” (Application No. 1298296), “IXS” (Application No. 1300299) and a particular design (Application No. 1299914).

SCHEDULE “H”

Material Contracts of III and Newco

Transfer Agency and Registrar Agreement between III and Holladay Stock Transfer, Inc. dated March 3, 2005; and

Letter of Intent dated November 15, 2006 between IC2E and III relating to acquisition by III of all the IC2E Shares by way of the Amalgamation.